UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - February 26, 2003
                        (Date of Earliest Event Reported)


                                   WICKES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-14967


         Delaware                                             36-3554758
--------------------------                            --------------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                60061
------------------------------------------------      --------------------------
(Address of principal                                        (Zip Code)
executive offices)


Registrant's telephone number, including area code:  (847)  367-3400




Item 5.  Other Events.

     On February 26, 2003, Wickes, Inc. (the "Company") completed its offer to exchange its new Senior Secured Notes due 2005 for any and all of its outstanding 11 5/8% Senior Subordinated Notes due 2003. The Company also completed on that date the refinancing of its senior credit facility with the proceeds of a new $125,000,000 senior credit facility.

     Wickes accepted for exchange all $42,833,000 of Senior Subordinated Notes validly tendered in exchange for an equal principal amount of Senior Secured Notes. The tendered notes represent approximately 67% of the outstanding Senior Subordinated Notes. The Senior Secured Notes, which bear interest at 11 5/8% per annum from the date of issuance through December 15, 2003 and at 18% per annum thereafter, are secured by liens on the Company's owned real estate and equipment. These liens are junior to the liens securing amounts payable under the Company's new senior credit facility.

     Concurrent with the closing of the exchange offer, the indenture governing the outstanding Senior Subordinated Notes was amended to remove or modify many of its restrictive covenants. The elimination of substantially all of the restrictive covenants from the indenture will permit the Company, subject to the provisions of its new senior credit facility, to incur indebtness, pay dividends or make other payments that would otherwise have been restricted.


     The Company's new $125,000,000 senior secured credit facility, provided by a group of lenders led by Merrill Lynch Capital, is comprised of a $100,000,000 revolving credit facility and a $25,000,000 term loan. Borrowings under the new credit facility are secured by first priority liens on substantially all of the Company's assets. The credit facility matures on February 26, 2007. Loans under the facility bear interest at rates ranging from 2.5 to 4.0% above LIBOR or 1.25 to 2.75% above prime.


Item 7.  Financial Statements and Exhibits.

        (c)   Exhibits

          1. Credit Agreement, dated as of February 26, 2003, among Wickes Inc., Merrill Lynch Capital and the Additional Lenders Party thereto.

          2. Indenture, dated as of February 26, 2003, between Wickes Inc. and HSBC Bank USA.

          3. Supplemental Indenture, dated as of February 26, 2003, between Wickes Inc. and HSBC Bank USA.




Exhibit 1



                                CREDIT AGREEMENT
                                ----------------

                          DATED AS OF FEBRUARY 26, 2003
                          -----------------------------

                                      AMONG

                            WICKES INC., as Borrower,
                            ------------------------

                             MERRILL LYNCH CAPITAL,
                             ---------------------
          a Division of Merrill Lynch Business Financial Services Inc.,
          ------------------------------------------------------------
     as Agent, Collateral Agent, Book Manager, Lead Arranger and as a Lender
     -----------------------------------------------------------------------

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                TABLE OF CONTENTS
                                -----------------
                                                                                                                Page
                                                                                                                ----

ARTICLE 1 DEFINITIONS.............................................................................................1
         Section 1.1       Certain Defined Terms..................................................................1
         Section 1.2       Accounting Terms and Determinations...................................................23
         Section 1.3       Other Definitional Provisions.........................................................23

ARTICLE 2 LOANS AND LETTERS OF CREDIT............................................................................23
         Section 2.1       Term Loan.............................................................................23
         Section 2.2       Revolving Loans.......................................................................27
         Section 2.3       Interest, Interest Calculations and Certain Fees......................................29
         Section 2.4       Notes.................................................................................32
         Section 2.5       Letters of Credit and Letter of Credit Fees...........................................32
         Section 2.6       General Provisions Regarding Payment; Loan Account....................................35
         Section 2.7       Maximum Interest......................................................................35
         Section 2.8       Taxes.................................................................................36
         Section 2.9       Ancillary Services....................................................................37

ARTICLE 3 REPRESENTATION AND WARRANTIES..........................................................................37
         Section 3.1       Existence and Power...................................................................38
         Section 3.2       Organization and Governmental Authorization; No Contravention.........................38
         Section 3.3       Binding Effect........................................................................38
         Section 3.4       Capitalization........................................................................38
         Section 3.5       Financial Information.................................................................39
         Section 3.6       Litigation............................................................................40
         Section 3.7       Ownership of Property.................................................................40
         Section 3.8       No Default............................................................................40
         Section 3.9       Labor Matters.........................................................................40
         Section 3.10      Regulated Entities....................................................................41
         Section 3.11      Margin Regulations....................................................................41
         Section 3.12      Compliance With Laws..................................................................41
         Section 3.13      Taxes.................................................................................41
         Section 3.14      Compliance with ERISA.................................................................41
         Section 3.15      Brokers...............................................................................42
         Section 3.16      Related Transactions..................................................................42
         Section 3.17      Employment, Equityholders and Subscription Agreements.................................42
         Section 3.18      Compliance with Environmental Requirements; No Hazardous Materials....................43
         Section 3.19      Intellectual Property.................................................................44
         Section 3.20      Real Property Interests...............................................................44
         Section 3.21      Solvency..............................................................................44
         Section 3.22      Full Disclosure.......................................................................45
         Section 3.23      Representations and Warranties Incorporated from Other Operative Documents............45
         Section 3.24      Subsidiaries..........................................................................45
         Section 3.25      Kenvil, New Jersey Real Property......................................................45




ARTICLE 4 AFFIRMATIVE COVENANTS..................................................................................46
         Section 4.1       Financial Statements and Other Reports................................................46
         Section 4.2       Payment and Performance of Obligations................................................50
         Section 4.3       Conduct of Business and Maintenance of Existence......................................50
         Section 4.4       Maintenance of Property; Insurance....................................................51
         Section 4.5       Compliance with Laws..................................................................52
         Section 4.6       Inspection of Property, Books and Records.............................................52
         Section 4.7       Use of Proceeds.......................................................................52
         Section 4.8       Lenders' Meetings.....................................................................53
         Section 4.9       Hazardous Materials; Remediation......................................................53
         Section 4.10      Further Assurances....................................................................53

ARTICLE 5 NEGATIVE COVENANTS.....................................................................................53
         Section 5.1       Debt..................................................................................53
         Section 5.2       Liens.................................................................................54
         Section 5.3       Restricted Distributions..............................................................55
         Section 5.4       Restrictive Agreements................................................................56
         Section 5.5       Payments and Modifications of Certain Debt............................................56
         Section 5.6       Consolidations, Mergers and Sales of Assets...........................................58
         Section 5.7       Purchase of Assets, Investments.......................................................59
         Section 5.8       Transactions with Affiliates..........................................................59
         Section 5.9       Modification of Organizational Documents..............................................60
         Section 5.10      Fiscal Year...........................................................................60
         Section 5.11      Conduct of Business...................................................................60
         Section 5.12      Investor Fees.........................................................................60
         Section 5.13      Lease Payments........................................................................60
         Section 5.14      Bank Accounts.........................................................................60
         Section 5.15      Hedging Transactions..................................................................61

ARTICLE 6 ACCOUNTS AND INVENTORY REPRESENTATIONS,  WARRANTIES, COVENANTS AND AGREEMENTS..........................61
         Section 6.1       Accounts and Account Collections......................................................61
         Section 6.2       Inventory.............................................................................63
         Section 6.3       Vehicles..............................................................................64

ARTICLE 7 FINANCIAL COVENANTS....................................................................................64
         Section 7.1       Capital Expenditures..................................................................64
         Section 7.2       Minimum EBITDA........................................................................64

ARTICLE 8 CONDITIONS.............................................................................................65
         Section 8.1       Conditions to Closing.................................................................65
         Section 8.2       Conditions to Each Loan, Support Agreement and Letter of Credit.......................66

ARTICLE 9 EVENTS OF DEFAULT......................................................................................67
         Section 9.1       Events of Default.....................................................................67


         Section 9.2       Acceleration and Suspension or Termination of Revolving Loan Commitment...............69
         Section 9.3       Cash Collateral.......................................................................69
         Section 9.4       Default Rate of Interest and Suspension of LIBOR Rate Options.........................70
         Section 9.5       Setoff Rights.........................................................................70
         Section 9.6       Application of Proceeds...............................................................70

ARTICLE 10 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM.......................................................71
         Section 10.1      Expenses..............................................................................71
         Section 10.2      Indemnity.............................................................................71
         Section 10.3      Taxes.................................................................................72
         Section 10.4      Right to Perform......................................................................72

ARTICLE 11 AGENT  72
         Section 11.1      Appointment and Authorization.........................................................72
         Section 11.2      Agent and Affiliates..................................................................73
         Section 11.3      Action by Agent.......................................................................73
         Section 11.4      Consultation with Experts.............................................................73
         Section 11.5      Liability of Agent....................................................................73
         Section 11.6      Indemnification.......................................................................74
         Section 11.7      Right to Request and Act on Instructions..............................................74
         Section 11.8      Credit Decision.......................................................................75
         Section 11.9      Collateral Matters....................................................................75
         Section 11.10     Agency for Perfection.................................................................75
         Section 11.11     Notice of Default.....................................................................75
         Section 11.12     Successor Agent.......................................................................76
         Section 11.13     Disbursements of Revolving Loans; Payment.............................................76
         Section 11.14     Collateral Agent......................................................................78

ARTICLE 12 MISCELLANEOUS.........................................................................................79
         Section 12.1      Survival..............................................................................79
         Section 12.2      No Waivers............................................................................79
         Section 12.3      Notices...............................................................................79
         Section 12.4      Severability..........................................................................79
         Section 12.5      Amendments and Waivers................................................................79
         Section 12.6      Assignments; Participations...........................................................80
         Section 12.7      Headings..............................................................................82
         Section 12.8      Confidentiality.......................................................................82
         Section 12.9      GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................82
         Section 12.10     WAIVER OF JURY TRIAL..................................................................83
         Section 12.11     Publication; Advertisement............................................................83
         Section 12.12     Counterparts; Integration.............................................................83



                              ANNEXES AND EXHIBITS
                              --------------------

ANNEXES
-------

Annex A           -   Commitment Annex
Annex B           -   Closing Checklist


EXHIBITS
--------

Exhibit A         -   Assignment Agreement
Exhibit B         -   Compliance Certificate
Exhibit C         -   Borrowing Base Certificate
Exhibit D         -   Notice of Borrowing
Exhibit E         -   Scheduled Appraised Values

                                CREDIT AGREEMENT
                                ----------------


     CREDIT AGREEMENT dated as of February 26, 2003 among WICKES INC., a Delaware corporation, as Borrower, the financial institutions from time to time parties hereto, each as a Lender (collectively, the "Lenders"), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Agent, Collateral Agent, Book Manager and Lead Arranger.

                                   RECITALS:
                                   ---------

     WHEREAS, Borrower desires that Lenders extend certain term credit and working capital facilities to Borrower to provide working capital financing for Borrower, to provide funds for other general business purposes of Borrower and to refinance Borrower's existing working capital indebtedness;

     WHEREAS, Borrower desires to secure all of its Obligations under the Financing Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Subsidiary; and

     WHEREAS, each Subsidiary is willing to guaranty all of the Obligations of Borrower to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its personal and real property;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS
                                   -----------

     Section 1.1 Certain Defined Terms.

     The following terms have the following meanings:

     "Accounts"  means  "accounts"  (as  defined  in  Article  9 of the  UCC) of
      --------
Borrower and the Subsidiaries, including without limitation any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by Borrower to the respective customer.

     "Account  Debtor" means  "account  debtor",  as defined in Article 9 of the
      ---------------
UCC.

     "Adjustment  Date" means the first  Business Day of May, 2004 and the first
      ----------------
Business Day of each February, May, August and November thereafter.

     "Affiliate"  means with respect to any Person (i) any Person that  directly
      ---------
or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "control" of a Person means the possession,
                                     -------
directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent"  means  Merrill  Lynch in its  capacity  as agent  for the  Lenders
      ------
hereunder,  as such  capacity is  established  and subject to the  provisions of
Article 11 and the successors of Merrill Lynch in such capacity.

     "Agent Advances" has the meaning set forth in Section 2.2(a)(ii).
      --------------

     "Agreement"  means  this  Credit  Agreement,  as the same  may be  amended,
      ---------
supplemented, restated or otherwise modified from time to time.

     "Ancillary  Services"  means any service or  facility  (other than any Debt
      -------------------
and/or Letter of Credit facility) extended to Borrower or any Subsidiary by any Designated Lender Affiliate in reliance on the agreement of a Lender to indemnify such Designated Lender Affiliate in respect of such service or facility.

     "Asset  Disposition"  means any sale,  lease,  license or other  consensual
      ------------------
disposition by any Credit Party of any asset, but excluding (i) dispositions of Inventory in the ordinary course of business, (ii) leases of tool rental equipment in the ordinary course of business, (iii) dispositions of Cash Equivalents, and (iv) collections in respect of Accounts.

     "Assignee" has the meaning set forth in Section 12.6(a).
      --------

     "Assignment  Agreement"  means an  agreement  substantially  in the form of
      ---------------------
Exhibit A hereto.

     "Availability  Block" means an amount equal to (i) as of the Closing  Date,
      -------------------
$15,000,000 and (ii) thereafter, as of each Availability Block Adjustment Date, the applicable amount set forth in the Availability Block Table corresponding to the Fixed Charge Coverage Ratio for the twelve (12) fiscal month period ending on the most recently completed fiscal quarter prior to the applicable Availability Block Adjustment Date, or, in the case of the first and second Availability Block Adjustment Dates, the Fixed Charge Coverage Ratio for the 6
(six) and 9 (nine) fiscal month periods, respectively, ending on the most recently completed fiscal quarter prior to the applicable Availability Block Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Availability Block Adjustment Date, no reduction in the amount of the Availability Block shall occur on such Availability Block Adjustment Date.

     "Availability  Block  Adjustment  Date"  means  the first  Business  Day of
      -------------------------------------
August, 2003 and the first Business Day of each November, February, May and August thereafter.

     "Availability Block Table" means the following table:
      ------------------------


       Fixed Charge Coverage Ratio                    Availability Block
       ---------------------------                    ------------------

       Greater than or equal to 1.1 to 1.0               $10,000,000

       Less than 1.1 to 1.0                              $15,000,000



     For purposes of this Availability Block Table, if Borrower shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, the amount of the Availability Block shall be conclusively presumed to equal $15,000,000 until the date of delivery of such Compliance Certificate.

     "Blocked Account" has the meaning set forth in Section 6.1(d).
      ---------------

     "Borrower" means Wickes Inc., a Delaware corporation.
      --------

     "Borrower's  Account"  means the account  specified on the signature  pages
      -------------------
hereof below Borrower's name into which Loans (other than Agent Advances, which shall be disbursed by Agent in a manner permitted by Section 2.2(a)(ii)) shall, absent other written instructions, be made, or such other account as Borrower may specify by written notice to Agent.

     "Borrowing  Base" means,  as of any date of  calculation,  a dollar  amount
      ---------------
calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the sum of (i) 85% of Eligible Accounts plus (ii) the least of (1) 60% of Eligible Inventory, (2) 85% of a net recovery percentage (exclusive of commissions and operating expenses in connection with liquidation) recommended by an appraiser retained by Agent of Eligible Inventory, adjusted from time to time as determined by Agent in light of the most recent appraisal delivered to Agent prior to the Closing Date or pursuant to Section 4.1(t) or other information provided to Agent by such appraiser or (3) $55,000,000, minus (iii) the Availability Block and minus (iv)
                               -----                                  -----
Reserves then established by Agent. Notwithstanding the foregoing, at all times that the Swap Indenture remains in existence, the Borrowing Base shall not exceed the sum of (a) 95% of the net book value of Borrower's Accounts and each Subsidiary's accounts plus (b) 75% of Borrower's Inventory and each Subsidiary's
                      ----
inventory. Agent may, from time to time, in the exercise of its reasonable credit judgment reduce or increase any percentage amount set forth in the immediately preceding sentence (any such increase not to exceed the percentages established on the Closing Date) based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the reasonable credit judgment of Agent, could reasonably be expected to adversely affect the Accounts and/or the Inventory, as determined by Agent in the exercise of its reasonable credit judgment.

     "Borrowing  Base  Certificate"  means a  certificate,  duly  executed  by a
      ----------------------------
Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.

     "Business  Day"  means any day  except a  Saturday,  Sunday or other day on
      -------------
which either the New York Stock Exchange is closed, or on which commercial banks in Chicago are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

     "Capital   Expenditures"   has  the  meaning  provided  in  the  Compliance
      ----------------------
Certificate.

     "Capital  Lease" of any  Person  means any  lease of any  property  by such
      --------------
Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

     "Cash  Equivalents"  means any Investment in (i) direct  obligations of the
      -----------------
United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by any Credit Party, or (v) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to Agent.

     "Closing Checklist" means Annex B to this Agreement.
      -----------------

     "Closing Date" means the date of this Agreement.
      ------------

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Collateral"  means all  property,  now  existing  or  hereafter  acquired,
      ----------
mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

     "Commitment Annex" means Annex A to this Agreement.
      ----------------

     "Commitment Expiry Date" means February 26, 2007.
      ----------------------

     "Compliance   Certificate"   means  a  certificate,   duly  executed  by  a
      ------------------------
Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.

     "Concentration Account" has the meaning set forth in Section 6.1(d).
      ---------------------

     "Consolidated  Subsidiary" means at any date any Subsidiary or other Person
      ------------------------
the accounts of which would be consolidated with those of Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Continuing Director" means a director who either is a member of Borrower's
      -------------------
board of directors as the date hereof or who became a director subsequent to such date and whose election was duly approved by a majority of the Continuing Directors then on the board of directors of Borrower.

     "Controlled  Group" means all members of a controlled group of corporations
      -----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Credit  Exposure" means any period of time during which the Revolving Loan
      ----------------
Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

     "Credit Party" means Borrower and each Subsidiary.
      ------------

     "Debt"  of a  Person  means  at any  date,  without  duplication,  (i)  all
      ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all liabilities arising under Interest Rate Agreements and Lumber Hedging Agreements of such Person,
(vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (ix) "earnouts" and similar payment obligations and (x) all Debt of others Guaranteed by such Person.

     "Default"  means any  condition or event which with the giving of notice or
      -------
lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulted Lender" means, so long as such failure shall remain in existence
      ----------------
and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

     "Deposit Account" means a "deposit account" (as defined in Article 9 of the
      ---------------
UCC) of Borrower or any of its Subsidiaries.

     "Deposit  Account  Control  Agreement"  means  an  agreement,  in form  and
      ------------------------------------
substance satisfactory to Agent, among Agent, Borrower or a Subsidiary of Borrower maintaining a Deposit Account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by Borrower or such Subsidiary (as applicable), and (y) such bank shall agree that it shall have no Lien on, or right of setoff against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may require, including (i) as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall wire, or otherwise transfer, including by reverse ACH transfer, in immediately available funds, on a daily basis to the Concentration Account all funds received or deposited into such Blocked Account and (ii) as to any such agreement pertaining to the Concentration Account, providing that all items received or deposited in the Concentration Account are the property of Agent, and that such bank shall wire or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited in the Concentration Account.

     "Designated  Lender  Affiliates" means any Affiliate of Agent or any Lender
      ------------------------------
that (i) from time to time makes Ancillary Services available to Borrower or any Subsidiary and (ii) in the case of an Affiliate of a Lender other than Merrill Lynch, is expressly identified in writing by Agent, in its sole discretion, as a Designated Lender Affiliate.

     "EBITDA" has the meaning as defined pursuant to the terms of the Compliance
      ------
Certificate.

     "Eligible  Account"  means any  Account  of  Borrower  that  Agent,  in its
      -----------------
reasonable credit judgment exercised in good faith, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

          (i) it does not arise from the actual and bona fide sale and delivery of goods or the performance of services by Borrower in the ordinary course of its business, which transactions are completed substantially in accordance with the terms and provisions contained in any documents related thereto;

          (ii) (a) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (including any Account that arises from a sale on consignment, guaranteed sale, sale and return, sale on approval or other terms under which payment by the Account Debtor may be conditioned or contingent) or (b) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

          (iii) an invoice relating to such Account, acceptable to Agent in form and substance, has not been sent by Borrower to the applicable Account Debtor;

          (iv) it is unpaid more than thirty (30) days after the due date therefor, or (except as provided in clause (v) below) it is unpaid more than seventy-one (71) days after the date of the original invoice therefor;

          (v) it is unpaid more than thirty (30) days after the due date therefor, or it is unpaid more than one hundred twenty (120) days after the date of the original invoice therefor, provided that Accounts unpaid between seventy-two (72) days and one hundred twenty (120) days after the original invoice date shall be ineligible under this clause (v) to the extent the aggregate amount thereof exceeds eight percent (8%) of the dollar amount of all Accounts of Borrower;

          (vi) it is owed by an Account Debtor obligated in respect of Accounts constituting more than ten percent (10%) of the aggregate dollar amount of all Accounts (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts); provided that Agent may, in its reasonable credit judgment exercised in good faith, may increase such percentage to a percentage greater than ten percent (10%) but not in excess of fifteen percent (15%);

          (vii) it is the obligation of an Account Debtor if twenty percent (20%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible because they are unpaid more than thirty (30) days after the due date thereof;

          (viii) it consists of progress billings (such that the obligation of the Account Debtors with respect to such Account is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices (such that the Account Debtor is permitted to hold all or a portion of the payment thereof until completion of the applicable project), except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

          (ix) it arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

          (x) and to the extent that such Account exceeds any credit limit established by Agent, in its reasonable credit judgment exercised in good faith;

          (xi) it is payable in any currency other than U.S. dollars;

          (xii) and to the extent that any Credit Party has a payable, or is liable, for goods sold or services rendered by the applicable Account Debtor to such Credit Party, but only to the extent of such payable or liability;

          (xiii) and to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

          (xiv) it (a) is not owned by Borrower or (b) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

          (xv) it is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or required by Agent, has complied in a manner acceptable to Agent with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

          (xvi) it is the obligation of an Account Debtor located in a foreign country unless (a) the Account Debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and, if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent, and Borrower has assigned the proceeds of such letter of credit to Agent pursuant to documentation in form and substance acceptable to Agent or otherwise named Agent as transferee beneficiary thereunder, as Agent may specify, (b) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (c) such Account is otherwise acceptable in all respects to Agent (subject to such limits or lending formulae with respect thereto as Agent may determine);

          (xvii) any facts, events or occurrences exist which, in the reasonable credit judgment of Agent exercised in good faith, could reasonably be expected to impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder, including without limitation (a) Accounts owing by Account Debtors as to which Borrower has suspended further sales due to rejection of a credit application or increased credit limit request, or due to unauthorized delinquent sales or lack of creditworthiness; provided, however, that Borrower's internal coding of an Account or an Account Debtor to indicate that Borrower is reviewing, or has requested current information from the Account Debtor with respect to, such Account Debtor's financial condition, shall not in and of itself be a basis for rendering any Account ineligible pursuant to this clause; and (b) Accounts placed for collection;

          (xviii) any proceedings or actions known to any Credit Party (or to Agent) are threatened or pending against the Account Debtor with respect to such Account which could reasonably be expected to have a material adverse change in any such Account Debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

          (xix) Agent's Lien therein, on behalf of itself and Lenders, is not a first priority perfected Lien, or as to which the goods giving rise thereto are not, and were not at the time of the applicable sale, subject to any Lien in favor of Agent, on behalf of itself and Lenders;

          (xx) to the extent that it consists of a debit to clear customer credit balances, an accrual for credit memos relating to dilution, a finance or delinquency charge, a framing installation or other installation charge relating to services not yet completed by Borrower and accepted by the Account Debtor, or an installation use tax;

          (xxi) any of the representations or warranties pertaining to such Account set forth in any Financing Document is untrue in any material respect;

          (xxii) and to the extent that such Account is evidenced by a judgment, Instrument or Chattel Paper; and

          (xxiii) it is otherwise unacceptable to Agent in its reasonable credit judgment exercised in good faith;

          provided, that Agent may, from time to time, in the exercise of its reasonable credit judgment, change the criteria for Eligible Accounts set forth in the Borrowing Base Certificate, based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the judgment of Agent, could reasonably be expected to adversely affect the Accounts as determined by Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     "Eligible  Inventory"  means any Inventory of Borrower  that Agent,  in its
      -------------------
reasonable credit judgment exercised in good faith, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

          (i) it is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

          (ii) it is not of a type held for sale in the ordinary course of Borrower's business;

          (iii) it consists of work-in-process Inventory;

          (iv) it is placed on consignment, it has been direct-shipped to the customer but has not yet been invoiced or it is in transit;

          (v) it consists of power equipment and machinery rented or to be rented to customers;

          (vi) in Agent's reasonable determination or in the determination of Borrower's management, it is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

          (vii) it consists of display items, samples or packing or shipping materials, manufacturing supplies or replacement or spare parts;

          (viii) it is not covered by casualty insurance acceptable to Agent;

          (ix) it is bill and hold Inventory;

          (x) it consists of vendor managed Inventory or other Inventory delivered to Borrower but not yet invoiced to Borrower;

          (xi) it is (a) not located on premises owned by Borrower or (b) is located on premises leased by Borrower, or stored with a bailee, warehouseman, processor or similar Person, unless Agent has given its prior consent thereto and unless (i) a Lien waiver and collateral access agreement, in form and substance satisfactory to Agent has been delivered to Agent, together with any and all duly authorized UCC financing statements required by Agent naming such Person as debtor, Borrower as secured creditor and Agent as assignee or (ii) Reserves satisfactory to Agent have been established with respect thereto (which will be in the amount of at least two (2) month's rental and other charges relating to such location), or (c) located at any site if the aggregate book value of Inventory at any such location is less than $250,000;

          (xii) Agent's Lien therein, on behalf of itself and Lenders, is not a first priority perfected Lien;

          (xiii) any of the representations or warranties pertaining to such Inventory set forth in any Financing Document is untrue in any material respect;

          (xiv) it consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

          (xv) it is covered by a negotiable document of title, unless such document has been delivered to Agent; and

          (xvi) it is otherwise unacceptable to Agent in its reasonable credit judgment exercised in good faith;

          provided, that Agent may, from time to time, in the exercise of its reasonable credit judgment exercised in good faith, change the criteria for Eligible Inventory set forth in the Borrowing Base Certificate, based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or
     (ii) which adversely affects or, in the reasonable credit judgment of Agent, could reasonably be expected to adversely affect the Inventory as determined by Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     "Environmental  Laws" means any and all federal,  state,  local and foreign
      -------------------
statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

     "Equipment" means,  collectively,  "equipment" and "fixtures" (as each term
      ---------
is defined in Article 9 of the UCC) of Borrower and the Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974.
      -----

     "Event of Default" has the meaning set forth in Section 9.1.
      ----------------

     "Federal  Funds Rate"  means,  for any day,  the rate of interest per annum
      -------------------
(rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "Financing  Documents"  means  this  Agreement,  the  Notes,  the  Security
      --------------------
Documents, the Information Certificate, any fee letter between Merrill Lynch and Borrower relating to the transactions contemplated hereby, the Swap Lien
Subordination Agreement and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Fiscal Year" means a fiscal year of Borrower,  ending on the last Saturday
      -----------
of each calendar year.

     "Fixed Charge  Coverage  Ratio" has the meaning  provided in the Compliance
      -----------------------------
Certificate.

     "GAAP" means generally accepted  accounting  principles set forth from time
      ----
to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Materials" means (i) any "hazardous substance" as defined in the
      -------------------
Comprehensive  Environmental  Response,  Compensation and Liability Act of 1980,
(ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

     "Hazardous  Materials   Contamination"  means  contamination  (whether  now
      ------------------------------------
existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

     "HSBC" means HSBC Bank USA (formerly known as Marine Midland Bank).
      ----

     "Indemnitees" has the meaning set forth in Section 10.2.
      -----------

     "Information  Certificate"  means that certain  Information  Certificate of
      ------------------------
even date herewith executed by Borrower and delivered to Agent.

     "Intellectual  Property"  means,  with respect to any Person,  all patents,
      ----------------------
trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

     "Interest Period" means, as to any LIBOR Loan, the period commencing on the
      ---------------
date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower pursuant to Section 2.3(f); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date; and (d) Borrower may not select any Interest Period for the Term Loan if, after giving effect to such selection, the aggregate principal amount of the Term Loan having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

     "Interest  Rate   Agreement"   shall  mean  any  interest  rate  protection
      --------------------------
agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which Borrower or any Subsidiary is a party or beneficiary and that is entered into in relation to interest on Debt of Borrower or such Subsidiary.

     "Inventory"  means  "inventory"  (as  defined  in  Article 9 of the UCC) of
      ---------
Borrower and the Subsidiaries.

     "Investment"  means  any  investment  in any  Person,  whether  by means of
      ----------
acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

     "Investor" means J. Steven Wilson.
      --------

     "LC  Issuer"  means  Merrill  Lynch or a bank or trust  company  reasonably
      ----------
acceptable to Merrill Lynch, as issuer of one or more Letters of Credit outstanding at any time.

     "Lender"  means  each of (i)  Merrill  Lynch,  (ii)  each  other  financial
      ------
institution party hereto, (iii) each other Person that becomes a holder of a Note pursuant to Section 12.6, (iv) Agent, to the extent of any Agent Advances and other Revolving Loans made by Agent which have not been settled among the Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, and Lenders means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "Lender" shall include Designated Lender Affiliates.

     "Letter of Credit" means a standby  letter of credit issued for the account
      ----------------
of Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

     "Letter of Credit Liabilities"  means, at any time of calculation,  the sum
      ----------------------------
of (i) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), plus (ii) the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under such Letters of Credit.

     "LIBOR" means,  with respect to any LIBOR Loan for any Interest  Period,  a
      -----
rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index or replacement page, as the case may be.

     "LIBOR  Loans"  means any Loans which  accrue  interest by reference to the
      ------------
LIBOR, in accordance with the terms of this Agreement.

     "LIBOR  Margin"  means (i) as of the  Closing  Date,  3.00% per annum  with
      -------------
respect to the Revolving Loans and other Obligations (other than the Term Loan) and 3.75% per annum with respect to the Term Loan, and (ii) thereafter, as of each Adjustment Date, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the Fixed Charge Coverage Ratio for the twelve (12) fiscal month period ending on the last day of the most recently completed fiscal quarter prior to the Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date.

     "Lien"  means,  with  respect to any asset,  any  mortgage,  lien,  pledge,
      ----
charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan Account" has the meaning set forth in Section 2.6(b).
      ------------

     "Loans" means the Term Loan and the Revolving  Loans, or any combination of
      -----
the foregoing, as the context may require.

     "Lumber  Hedging  Agreement"  means any lumber futures  contract or similar
      --------------------------
agreement or arrangement entered into by Borrower or any Subsidiary and designed to protect Borrower or such Subsidiary against fluctuations in the price of lumber actually used in the ordinary course of Borrower's business.

     "Major  Casualty  Proceeds"  means  (i) the  aggregate  insurance  proceeds
      -------------------------
received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation).

     "Margin  Stock" has the meaning  assigned  thereto in  Regulation  U of the
      -------------
Federal Reserve Board.

     "Material Adverse Effect" means, with respect to any event, act,  condition
      -----------------------
or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, properties or prospects of the Credit Parties, taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral.

     "Maximum Lawful Rate" has the meaning set forth in Section 2.7(b).
      -------------------

     "Merrill  Lynch" means Merrill Lynch  Capital,  a division of Merrill Lynch
      --------------
Business Financial Services Inc., and its successors.

     "Multiemployer  Pension  Plan" means a  multiemployer  plan,  as defined in
      ----------------------------
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

     "Net Borrowing  Availability"  means, at any time, the positive amount,  if
      ---------------------------
any, by which the Revolving Loan Limit at such time exceeds the Revolving Loan Outstandings at such time.

     "Net Cash Proceeds"  means,  with respect to any  transaction or event,  an
      -----------------
amount equal to the cash proceeds received by the Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses reasonably incurred by such Person in connection therewith and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or payable by such Person in respect of such Asset Disposition.

     "Notes"  means  the  Term  Notes  and  the  Revolving  Loan  Notes,  or any
      -----
combination of the foregoing, as the context may require.

     "Notice of  Borrowing"  means a written  notice of a  Responsible  Officer,
      --------------------
appropriately completed and substantially in the form of Exhibit D hereto.

     "Notice  of LC Credit  Event"  means a written  notice  from a  Responsible
      ---------------------------
Officer to Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the proposed terms of such Letter of Credit, including the face amount; and (iv) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

     "Obligations" means all obligations, liabilities and indebtedness (monetary
      -----------
(including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Letters of Credit, all Support Agreements and all Ancillary Services.

     "Operative Documents" means the Financing Documents,  the Subordinated Debt
      -------------------
Documents and the Swap Debt Documents.

     "Organizational  Documents"  means, with respect to any Person other than a
      -------------------------
natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

     "Participant" has the meaning set forth in Section 12.6(b).
      -----------

     "Payment Account" means the account specified on the signature pages hereof
      ---------------
into which all payments by or on behalf of Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower.

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  and any  entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means any "employee  benefit  pension plan", as such term is
      ------------
defined in Section 3(1) of ERISA, and any "employee welfare benefit plan", as such term is defined in Section 3(2) of ERISA, in each case which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permitted Contest" means a contest maintained in good faith by appropriate
      -----------------
proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

     "Permitted Liens" means Liens permitted pursuant to Section 5.2.
      ---------------

     "Person" means any natural person, corporation,  limited liability company,
      ------
professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

     "Pricing Table" means the following table:
      -------------



                                                  Revolving Loans                                         Unused
              Fixed Charge                   and all other Obligations                                  Commitment
             Coverage Ratio                 (other than the Term Loan)             Term Loan                Fee

                                             Prime Rate         LIBOR        Prime Rate      LIBOR
                                               Margin          Margin          Margin       Margin

Greater than or equal to 1.75 to 1.0           1.25%            2.50%          2.00%         3.25%        0.375%

Greater than or equal to 1.4 to 1.0 but        1.50%            2.75%          2.25%         3.50%         0.50%
less than 1.75 to 1.0

Greater than or equal to 1.1 to 1.0 but        1.75%            3.00%          2.50%         3.75%         0.50%
less than 1.4 to 1.0

Less than 1.1 to 1.0                           2.00%            3.25%          2.75%         4.00%         0.50%


     For purposes of the Pricing Table, if Borrower shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, each applicable Prime Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Prime Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the date of delivery of such Compliance Certificate.

     "Prime  Rate"  means  a  variable  per  annum  rate,  as  of  any  date  of
      -----------
determination,  equal to the greater of (i) the Federal Funds Rate plus one-half
                                                                   ----
of one percent (0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate and provide prompt written notice thereof to Borrower.

     "Prime Rate Loans" means Loans,  which accrue  interest by reference to the
      ----------------
Prime Rate, in accordance with the terms of this Agreement.

     "Prime Rate Margin"  means (i) as of the Closing  Date,  1.75%  percent per
      -----------------
annum with respect to the Revolving Loans and other Obligations (other than the Term Loan) and 2.50% per annum with respect to the Term Loan, and (ii) thereafter, as of each Adjustment Date, the Prime Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the Fixed Charge Coverage Ratio for the twelve (12) fiscal month period ending on the last day of the most recently completed fiscal quarter prior to the Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Prime Rate Margin shall occur on such Adjustment Date.

     "Property  Insurance  Policy" means any insurance policy  maintained by any
      ---------------------------
Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

     "Pro Rata  Share"  means (i) with  respect to a  Lender's  right to receive
      ---------------
payments of principal and interest with respect to the Term Loan, the Term Loan Commitment Percentage of such Lender, (ii) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.3(b), and such Lender's obligation to share in Letter of Credit Liability and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender and (iii) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings), plus such Lender's then outstanding principal amount of the Term Loan by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings of all Lenders), plus the then outstanding principal amount of the Term Loan.

     "Real Property" means real property of Borrower or any of the Subsidiaries,
      -------------
together with all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

     "Redemption Availability Table" means the following table:
      -----------------------------



                     Subordinated Debt                  Net Borrowing
                     -----------------                  -------------
                     Principal Balance             Availability Requirement
                     -----------------             ------------------------


       $5,000,000 or greater                               $25,000,000

       Less than $5,000,000, but greater than zero         $20,000,000

       Zero                                                $15,000,000


     "Reimbursement Obligations" means, at any date, the obligations of Borrower
      -------------------------
then outstanding to reimburse Merrill Lynch for payments made by Merrill Lynch under a Support Agreement or under a Letter of Credit issued by Merrill Lynch as LC Issuer.

     "Reinvestment Reserve" has the meaning set forth in Section 2.1(c).
      --------------------

     "Release Proceeds" means an amount of cash equal to twenty percent (20%) of
      ----------------
the Scheduled Appraised Value for each individual parcel of Real Property of Borrower (or any "Substitute Collateral" therefor, as provided in the Swap Indenture as it exists on the Closing Date).

     "Required  Lenders" means at any time Lenders holding (i) sixty-six and two
      -----------------
thirds percent (66 2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or (ii) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the aggregate outstanding principal balance of the Loans plus (y) the aggregate amount of Reimbursement Obligations.

     "Reserves"  means such amounts as Agent may from time to time establish and
      --------
revise, in each case in the exercise of its reasonable credit judgment exercised in good faith, reducing the amount of Revolving Loans, Letters of Credit and Support Agreements which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in the good faith exercise of its reasonable credit judgment, adversely affect, or could reasonably be expected to adversely affect, any of: (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Credit Party or (iii) the Liens and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees or (d) to reflect the amount of existing tax liens, judgments, mechanic's liens and similar liens and claims, if any. To the extent Agent may, in accordance with any other terms hereof, revise the lending formula(s) used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith. Without limitation of the foregoing, Agent shall have the right to establish Reserves relating to matters such as (1) the dilution of Accounts, with dilution referring to all actual and potential offsets to an Account, (2) accruals for sales taxes collected from customers, (3) physical inventory shrink adjustments and monthly shrink reserves, (4) lumber pricing markups, (5) volume rebates from vendors, (6) material decline in the appraised value of fixed assets and (7) purchase discounts.

     "Responsible  Officer"  means any of the  Chief  Executive  Officer,  Chief
      --------------------
Financial Officer or Secretary of Borrower.

     "Restricted  Distribution" means as to any Person (i) any dividend or other
      ------------------------
distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase of sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

     "Revolving Loan Borrowing" means a borrowing of a Revolving Loan.
      ------------------------

     "Revolving Loan Commitment"  means the sum of each Lender's  Revolving Loan
      -------------------------
Commitment Amount.

     "Revolving  Loan  Commitment  Amount" means,  as to any Lender,  the dollar
      -----------------------------------
amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

     "Revolving  Loan  Commitment  Percentage"  means,  as to  any  Lender,  the
      ---------------------------------------
percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

     "Revolving  Loan Limit" means, at any time, the lesser of (i) the Borrowing
      ---------------------
Base, plus any Agent Advances and (ii) the Revolving Loan Commitment.

     "Revolving Loan Note" has the meaning set forth in Section 2.4.
      -------------------

     "Revolving Loan  Outstandings"  means at any time of calculation the sum of
      ----------------------------

the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

     "Revolving Loans" has the meaning set forth in Section 2.2(a), and includes
      ---------------
all Agent Advances.

     "Riverside" means Riverside Group, Inc.
      ---------

     "Scheduled  Appraised  Value"  means,  for each  individual  parcel of Real
      ---------------------------
Property of Borrower, the amount set forth on Exhibit E hereto with respect to such parcel of Real Property.

     "SEC Reports"  means the periodic  reports  filed by Borrower  prior to the
      -----------
Closing Date pursuant to the Securities Exchange Act of 1934.

     "Security  Documents" means any agreement,  document or instrument executed
      -------------------
concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Settlement Date" has the meaning set forth in Section 11.13(b).
      ---------------

     "Stated Rate" has the meaning set forth in Section 2.7(b).
      -----------

     "Subordinated  Debt"  means Debt of  Borrower  owing to the  holders of the
      ------------------
Subordinated Notes in an aggregate principal amount on the Closing Date of $21,123,000 (together with capitalized interest, fees, costs and other amounts) incurred pursuant to the terms of the Subordinated Debt Documents.

     "Subordinated Debt Documents" means the Subordinated Debt Indenture and the
      ---------------------------
Subordinated Notes.

     "Subordinated  Debt  Indenture"  means the Indenture dated October 15, 1993
      -----------------------------
between Borrower, as issuer, and HSBC, as trustee, as amended, supplemented or otherwise modified from time to time.

     "Subordinated Notes" means Borrower's 11 5/8% Senior Subordinated Notes due
      ------------------
2003, dated as of October 15, 1993 and issued by Borrower pursuant to the Subordinated Debt Indenture, as amended, supplemented or otherwise modified from time to time.

     "Subsidiary"  means, with respect to any Person,  any corporation,  limited
      ----------
liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of Borrower.

     "Support Agreement" has the meaning set forth in Section 2.5(a).
      -----------------

     "Swap Debt"  means Debt of Borrower  owing to the holders of the Swap Notes
      ---------
in an original principal amount of $42,833,000 (exclusive of capitalized interest, fees, costs and other amounts) incurred pursuant to the terms of the Swap Debt Documents.

     "Swap Debt Documents" means the Swap Notes, the Swap Indenture and the Swap
      -------------------
Lien Subordination Agreement.

     "Swap  Indenture"  means the  Indenture  dated  February  26, 2003  between
      ---------------
Borrower and HSBC, as trustee, as amended, supplemented or otherwise modified from time to time.

     "Swap  Lien  Subordination  Agreement"  means the Swap  Lien  Subordination
      ------------------------------------
Agreement of even date herewith among Borrower, Agent and HSBC, as trustee, as amended, supplemented or otherwise modified from time to time.

     "Swap Notes" means  Borrower's  Senior Secured Notes due 2005,  dated as of
      ----------
February 26, 2003 and issued by Borrower pursuant to the Swap Indenture, as amended, supplemented or otherwise modified from time to time.

     "Taxes" has the meaning set forth in Section 2.8.
      -----

     "Term Loan" has the meaning set forth in Section 2.1.
      ---------

     "Term Loan Commitment  Percentage"  means, as to any Lender, the percentage
      --------------------------------
set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

     "Term Note" has the meaning set forth in Section 2.4.
      ---------

     "Termination Date" has the meaning set forth in Section 2.2(c).
      ----------------

     "UCC" means the Uniform  Commercial Code of the State of Illinois or of any
      ---
other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

     "Vehicles"  means motor  vehicles  now or  hereafter  owned by Borrower and
      --------
required to be titled pursuant to applicable law.

     Section 1.2 Accounting Terms and Determinations.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Agent and each of the Lenders; provided that if (a) Borrower shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and the Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) Agent or the Required Lenders shall so object in writing by written notice delivered to Borrower within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrower to the Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

     Section 1.3 Other Definitional Provisions.

     References in this Agreement to "Articles", "Sections", "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE 2
                                   ---------
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

     Section 2.1 Term Loan.

     (a) Term Loan Amounts. On the terms and subject to the conditions set forth
         -----------------
herein, Lenders hereby agree to make a term loan to Borrower on the Closing Date in an original aggregate principal amount of $25,000,000 (the "Term Loan"). Each Lender's obligation to fund the Term Loan shall be limited to such Lender's Term Loan Commitment Percentage of the Term Loan, and no Lender shall have any obligation to fund any portion of the Term Loan required to be funded by any other Lender, but not so funded. Borrower shall not have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time.

     (b) Scheduled Repayments.  There shall become due and payable, and Borrower
         --------------------
shall repay the Term Loan through, scheduled payments on each date set forth below, each equal to the applicable installment amount set forth below (or, if less, the outstanding amount of the applicable Loan):


                                  Term Loan
                                  ---------


              Date                                        Installment Amount
              ----                                        ------------------
       May 31, 2003                                            $375,000
       August 31, 2003                                         $375,000
       November 30, 2003                                       $375,000
       February 29, 2004                                       $375,000
       May 31, 2004                                            $750,000
       August 31, 2004                                         $750,000
       November 30, 2004                                       $750,000
       February 28, 2005                                       $750,000
       May 31, 2005                                            $875,000
       August 31, 2005                                         $875,000
       November 30, 2005                                       $875,000
       February 28, 2006                                       $875,000
       May 31, 2006                                            $875,000
       August 31, 2006                                         $875,000
       November 30, 2006                                       $875,000
       February 26, 2007                                     $14,375,000

Notwithstanding the payment schedules set forth above, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.

     (c) Mandatory Prepayments.  There shall become due and payable and Borrower
         ---------------------
shall prepay the Term Loan (and the Revolving Loans, to the extent required by Section 2.1(e)(i)) in the following amounts and at the following times:

          (i) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any payment which constitutes Major Casualty Proceeds, an amount equal to the amount of such payment; provided, that the recipient (other than Agent) of any payment which constitutes Major Casualty Proceeds may reinvest such payment within one hundred eighty (180) days, in replacement assets comparable to the assets giving rise to such payment; provided, that the aggregate amount which may be reinvested by Borrower and its Subsidiaries pursuant to the preceding proviso may not exceed $750,000 in any Fiscal Year; provided, further, that if the applicable Credit Party does not intend to reinvest such payment, or if the time period set forth in this sentence expires without such Credit Party having reinvested such payment, Borrower shall prepay the Loans in an amount equal to such payment;

          (ii) promptly upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt or equity securities (other than (1) proceeds of Debt securities expressly permitted pursuant to Section 5.1,
     (2) proceeds of the issuance of equity securities by Borrower received on or before the Closing Date, (3) proceeds from the issuance of equity securities to employees or directors of any Credit Party and (4) proceeds of the issuance of equity securities to Borrower or any Subsidiary), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale; and

          (iii) promptly upon receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that (A) in the case of Asset Dispositions of Real Property, Borrower shall pay to Agent an amount equal to the Net Cash Proceeds of such Asset Disposition minus the amount
                                                                -----
     of the Release Proceeds of such Asset Disposition (which Release Proceeds shall be used to prepay the Swap Debt as provided in Section 5.5(b)(i)),
     (B) no prepayment shall be required pursuant to this Section 2.1(c)(iii) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Asset Dispositions (other than Asset Dispositions of Real Property) exceeds $500,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(c)(iii)), and (C) the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds, within one hundred twenty (120) days, in replacement fixed assets of a kind then used or usable in the business of such Credit Party, in which case Borrower shall not be required to make any prepayment pursuant to this Section 2.1(c)(iii). If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to such Net Cash Proceeds.

     Any amounts  permitted to be reinvested  pursuant to the preceding  clauses
(i) or (iii) shall be immediately applied by Borrower as a prepayment against then outstanding Revolving Loans, and Agent shall establish a Reserve (the "Reinvestment Reserve") against the Revolving Loan Limit in an amount equal to
 ---------------------
such permitted reinvestment amount. So long as no Event of Default then exists, Agent shall permit Revolving Loan Borrowings to finance the making of reinvestments permitted pursuant to the preceding clauses (i) and (iii), and shall concurrently reduce the Reinvestment Reserve by an equivalent amount. Any remaining portion of the Reinvestment Reserve shall be reduced to zero (0) upon the expiration of the applicable reinvestment periods pursuant to the preceding clauses (i) and (iii) and the Loans shall be immediately prepaid by such amount in the manner provided above in this Section 2.1(c).

     (d) Optional Prepayments. Subject to the provisions of Section 2.1(e)(iii),
         --------------------
Borrower may from time to time, on at least one (1) Business Day's prior written notice to Agent specifying the date and amount of such prepayment, prepay the Term Loan in whole or in part; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000. No payment pursuant to this Section 2.1(d) shall reduce the amount of any payment required by Section 2.1(c).

     (e) All Prepayments.
         ---------------

          (i) Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(f)(iv). All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Prime Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. Subject to the provisions of the immediately following clause (ii), all prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Following the payment in full of the Term Loan, any remaining amounts required by Section 2.1(c) to be used to prepay the Term Loan shall instead be applied as a repayment of the outstanding Revolving Loans, but shall not reduce the Revolving Loan Commitment.

          (ii)  Notwithstanding  anything  to the  contrary  in the  immediately preceding  clause  (i),  (x) Major  Casualty  Proceeds  shall be  allocated between outstanding Revolving Loans and the Term Loan in the same proportion as (1) the current market value of the Collateral consisting of cash and Inventory lost or damaged and giving rise to such Major Casualty Proceeds bears to (2) the current market value of all Collateral (other than cash and Inventory) lost or destroyed and giving rise to such Major Casualty Proceeds; (y) the Net Cash Proceeds of Asset Dispositions of Real Property to be applied against the Obligations pursuant to Section 2.1(c)(iii) (the "Applicable Proceeds") shall be applied as follows: (A) if
                       -------------------
     the Net Cash Proceeds of any such Asset Disposition equals or exceeds 90% of the Scheduled Appraised Value of the applicable Real Property, 80% of the Applicable Proceeds shall be applied to the Term Loan and the balance of the Applicable Proceeds shall be applied to the outstanding Revolving Loans (but shall not reduce the Revolving Loan Commitment) or (B) if such Net Cash Proceeds are less than 90% of the Scheduled Appraised Value of such Real Property, 100% of such Net Cash Proceeds shall first be applied to the Term Loan; and (z) the Net Cash Proceeds of all Asset Dispositions involving property other than Real Property shall first be applied to the Term Loan. Application of Major Casualty Proceeds and the Net Cash Proceeds of Asset Dispositions allocated pursuant to the immediately preceding sentence shall otherwise be made in accordance with the provisions of
     Section 2.1(e)(i).

          (iii)  Borrower  shall give prior written notice to Agent at least one
     (1) Business Day prior to each mandatory prepayment pursuant to Section 2.1(c) and each voluntary prepayment pursuant to Section 2.1(d) and Agent shall promptly notify each Lender of such notice.

     Section 2.2 Revolving Loans.

          (a) Revolving Loans and  Borrowings.
              --------------------------------
     (i)On the terms and subject to the conditions set forth herein, each Lender severally agrees to make revolving loans to Borrower from time to time as set forth herein equal to such Lender's Revolving Loan Commitment Percentage of revolving loans ("Revolving Loans") requested by Borrower
                                       ----------------
     hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrower may borrow under this Section 2.2(a)(i), prepay or repay Revolving Loans as required or permitted under this Section 2.2 and reborrow Revolving Loans pursuant to this Section 2.2(a)(i).

          (ii)Agent  Advances.  Subject  to the  limitations  set  forth in this
              ---------------
     Section 2.2(a)(ii), Agent is hereby authorized by Borrower and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied (including without limitation the condition precedent that the
     Revolving Loan Outstandings not exceed the Borrowing Base plus any other then outstanding Agent Advances), to make Revolving Loans to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (3) to pay any amount chargeable to Borrower pursuant to the terms of this Agreement, including required principal payments on the Term Loan, interest payments and costs, fees and expenses as described in Section 10.1 and/or Section 10.4 or (4) to satisfy payment obligations under Letters of Credit and Support Agreements (any of the advances described in this Section 2.2(a)(ii) being hereafter referred to as "Agent Advances"); provided, that (i) Required Lenders may at any time
         --------------     --------
     revoke Agent's authorization to make Agent Advances, except Agent Advances applied in the manner described in the preceding clauses (3) and (4), any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (ii) Agent Advances shall be made solely as Prime Rate Loans, (iii) the aggregate amount of Agent Advances outstanding at any time, exclusive of those made pursuant to the preceding clauses (3) and (4), shall not exceed $5,000,000 and (iv) Agent shall be prohibited from making Agent Advances to the extent the making thereof would cause the Revolving Loan Outstandings (inclusive of Agent Advances) to exceed the Revolving Loan Commitment.

          (b) Advancing Revolving Loans.
              --------------------------

          (i) Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Agent Advances), such Notice of Borrowing to be delivered no later than noon (Chicago time) (i) on the day of such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (ii) on the Business Day prior to such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount greater than $5,000,000 and (iii) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.3(e)(ii), a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.

          (ii) Borrower hereby authorizes Lenders and Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower. Borrower agrees to deliver to Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Agent and Lenders, the records of Agent and the Lenders shall govern absent manifest error. Borrower further hereby authorizes Lenders and Agent to make Revolving Loans based on electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof. Unless otherwise specified in the applicable Notice of Borrowing, each Revolving Loan shall be advanced to Borrower's Account.

          (c)   Mandatory    Revolving   Loan   Repayments   and    Prepayments.
               ----------------------------------------------------------------

          (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) the date on which Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 9.2 (such earlier date being the "Termination Date"), and there
                                                  -----------------
     shall become due and Borrower shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

          (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

     (d) Optional Revolving Loan Commitment  Reductions.  Borrower may from time
         ----------------------------------------------
to time, on at least one (1) Business Day's prior written notice to Agent specifying the date and amount of such reduction, permanently reduce the Revolving Loan Commitment in part; provided that (i) each reduction shall be in an amount equal to $1,000,000 or a higher integral multiple of $1,000,000 and
(ii) the aggregate amount of such reductions shall not exceed $10,000,000.

     Section 2.3 Interest, Interest Calculations and Certain Fees.

     (a)  Interest.   From  and  following  the  Closing  Date,  depending  upon
          --------
Borrower's election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Prime Rate or the LIBOR, the Loans and the other Obligations (other than contingent obligations in respect of Letters of Credit and Support Agreements that have not yet been drawn) shall bear interest at the applicable rates set forth below:

          (i) If a Prime Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Prime Rate plus the applicable Prime Rate Margin.

          (ii) If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin.

     (b) Unused Line Fee. From and following  the Closing Date,  Borrower  shall
         ---------------
pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to
(1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding calendar month, multiplied by
(2) one half of one percent (.5%) per annum, until the first Adjustment Date and thereafter adjusted quarterly by the applicable percentage specified as the "Unused Line Fee" in the Pricing Table as in effect on the date on which the fee is payable. Such fee is to be paid monthly in arrears on the first day of each calendar month.

     (c) Fee Letter.  From and after the Closing Date, Borrower shall pay Agent,
         ----------
for its own account, the fees set forth in the fee letter of even date herewith, at the times and in the amounts set forth therein.

     (d)  Prepayment  Fee. If Borrower  voluntarily  prepays the  Obligations or
          ---------------
reduces the Revolving Loan Commitment in an aggregate amount greater than $20,000,000 prior to the second anniversary of the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders, as compensation for the costs of Lenders being prepared to make funds available to Borrower under this Agreement, an amount determined by multiplying the percentage set forth below by the sum of the initial outstanding Term Loan plus the Revolving Loan Commitment as in existence on the Closing Date: one percent (1.0%) for the first year following the Closing Date and one half of one percent (.5%) for the second year following the Closing Date. No amount will be payable pursuant to this paragraph if Borrower voluntarily prepays the Obligations in full on or after the second anniversary of the Closing Date.

     (e) Computation of Interest and Related Fees;  Interest  Payment Dates. All
         ------------------------------------------------------------------
interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Prime Rate Loans is payable in arrears on the first day of each calendar month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

     (f) LIBOR Provisions.
         -----------------

          (i) LIBOR Election.  All Loans made on the Closing Date shall be Prime
              --------------
     Rate Loans and shall remain so until three (3) Business Days after the Closing Date. Thereafter, Borrower may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans and outstanding portions of each Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Prime Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans which are not requested as LIBOR Loans in accordance with this Section 2.3(e)(i) shall be Prime Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

          (ii) Inability to Determine LIBOR. In the event, prior to commencement
               ----------------------------
     of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify Borrower and Lenders.

          (iii) Illegality.  Notwithstanding any other provisions hereof, if any
                ----------
     law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

          (iv) LIBOR  Breakage  Fee.  Upon (i) any default by Borrower in making
               --------------------
     any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any applicable Notice of
     Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

          (v) Increased  Costs.  If, after the Closing Date, the adoption of, or
              ----------------
     any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

     (g) Capital  Adequacy.  If any Lender shall  reasonably  determine that any
         -----------------
change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit or Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

     Section 2.4 Notes.

     The portion of the Term Loan made by each Lender shall be evidenced by a promissory note executed by Borrower (a "Term Note") and the portion of the
                                             ----------
Revolving Loans made by each Lender shall be evidenced by a promissory note executed by Borrower (a "Revolving Loan Note") in an original principal amount
                         -------------------
equal to such Lender's Pro Rata Share of the Term Loan and the Revolving Loan Commitment, respectively.

     Section 2.5 Letters of Credit and Letter of Credit Fees.

     (a) Letter of Credit.  On the terms and subject to the conditions set forth
         ----------------
herein, Agent will prior to the Termination Date (i) issue Letters of Credit as LC Issuer or (ii) issue letters of credit or guarantees (each, a "Support
                                                                         -------
Agreement") to induce an LC Issuer to issue or increase the amount of, or extend
---------
the expiry date of, a Letter of Credit so long as:

          (i) Agent shall have received a Notice of LC Credit Event at least two
     (2) Business days before the relevant date of issuance or increase; and

          (ii) After giving effect to such issuance or increase (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $10,000,000 and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

     (b) Letter of Credit Fee.  Borrower shall pay to Agent,  for the benefit of
         --------------------
the Lenders which have committed to make Revolving Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the first Business Day of each calendar month prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

     (c) Reimbursement Obligations of Borrower. If Agent shall make a payment to
         -------------------------------------
an LC Issuer pursuant to a Support Agreement or if Merrill Lynch as LC Issuer makes a payment in respect of a draw on a Letter of Credit, Borrower shall promptly reimburse Agent for the amount of such payment and, to the extent that so doing would not, to Agent's knowledge, cause the Revolving Loan Outstandings to exceed the Revolving Loan Limit, Borrower shall be deemed to have requested a Revolving Loan, the proceeds of which will be used to satisfy such Reimbursement Obligations. Borrower shall pay interest, on demand, on all amounts so paid by Agent for each day until Borrower reimburses Agent therefor at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans (which are Prime Rate Loans) for such day.

     (d)  Reimbursement  and Other  Payments by  Borrower.  The  obligations  of
          -----------------------------------------------
Borrower to reimburse Agent pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

          (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

          (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (iv) any affiliation between the LC Issuer and Agent; or

          (v)  to  the  extent   permitted  under   applicable  law,  any  other
     circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (e) Deposit Obligations of Borrower. In the event any Letters of Credit are
         -------------------------------
outstanding at the time that Borrower prepays or is required to repay the Obligations in full or the Revolving Loan Commitment is terminated, Borrower shall (1) deposit with Agent for the benefit of all Lenders with a portion of the Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower, together with the deposit described in the preceding clause (1) to the extent not previously applied by Agent in the manner described herein.

     (f) Participations in Support Agreements and Letters of Credit.
         ----------------------------------------------------------

               (i)  Concurrently  with the  issuance  of each  Letter of Credit,
          Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Agent's Support Agreement liabilities and obligations in respect of such
          Letters of Credit, Merrill Lynch's liabilities and obligation in respect of Letters of Credit issued by it as LC Issuer and Borrower's Reimbursement Obligations with respect to such Support Agreements and Letters of Credit. If Borrower does not pay any Reimbursement Obligation when due, then Borrower shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Prime Rate Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of Borrower in satisfaction of reimbursement obligations then owing by Borrower to such LC Issuer in respect of outstanding Letters of Credit.

               (ii) If Agent makes any payment or disbursement under any Support Agreement or if Merrill Lynch makes any payment in respect of a draw on a Letter of Credit issued by it as LC Issuer, and (x) Borrower has not reimbursed Agent in full for such payment or disbursement in accordance with Section 2.5(c), (y) a Revolving Loan may not be made pursuant to the immediately preceding clause (i) or (z) any reimbursement received by Agent from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.5(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the

          Prime Rate plus the Prime Rate Margin in respect of Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

     Section 2.6 General Provisions Regarding Payment; Loan Account.

     (a) All payments to be made by Borrower under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date when due. Notwithstanding anything to the contrary set forth in this Section 2.6(a), Agent shall be permitted, in its sole discretion, but subject to the limitations set forth in Section 2.2(a)(ii), to satisfy any of the payment obligations described in this Section 2.6(a) through the making of Agent Advances.

     (b) Agent shall  maintain a loan account (the "Loan  Account") on its books
                                                    -------------
to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by Borrower. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Unless Borrower notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

     Section 2.7 Maximum Interest.

     (a) In no event shall the interest charged with respect to the Notes or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

     (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "Stated Rate") would exceed the highest rate of interest permitted
               -----------
under any applicable law to be charged (the "Maximum Lawful Rate"),  then for so
                                             -------------------
long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

     (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

     (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

     Section 2.8 Taxes.

     (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any Lender's net income by the jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "Taxes"). If any withholding or deduction
                                       -----
from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will:
(a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such Lender first made demand therefor.

     (b) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

     (c) Each  Lender  that (i) is  organized  under the laws of a  jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

     Section 2.9 Ancillary Services.

     Borrower may from time to time request, and Agent or any Lender that is an Affiliate of a Designated Lender Affiliate may, in its sole discretion, from time to time arrange for Borrower to obtain from Agent or any Designated Lender Affiliate, Ancillary Services although Borrower is not required to do so. To the extent Ancillary Services are provided, Borrower agrees to indemnify and hold Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by Agent or any Lenders which arise from the indemnity given by Agent or any Lender to any Designated Lender Affiliates related to such Ancillary Services. The agreement contained in this Section 2.9 shall survive termination of this Agreement. Borrower acknowledges and agrees that the obtaining of Ancillary Services (a) is in the sole and absolute discretion of Agent and each Designated Lender Affiliate, and (b) is subject to all rules and regulations of Agent and each applicable Designated Lender Affiliate.

                                   ARTICLE 3
                                   ---------
                          REPRESENTATION AND WARRANTIES
                          -----------------------------

     To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each Lender that:

     Section 3.1 Existence and Power.

     Each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     Section 3.2 Organization and Governmental Authorization; No Contravention.

     The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

     Section 3.3 Binding Effect.

     Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

     Section 3.4 Capitalization.

     The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity as of the Closing Date, of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate; provided, that with respect to Borrower, the

Information Certificate shows the identify and ownership of equity holders that hold 5% or more of the equity securities of Borrower or who are officers or directors of Borrower. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

     Section 3.5 Financial Information.

     (a) The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of December 29, 2001 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by Deloitt & Touche LLP, copies of which have been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period.

     (b) The unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of September 28, 2002 and the related unaudited consolidated statements of operations and cash flows for the 9 fiscal months then ended, copies of which have been delivered to Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the 9 fiscal months then ended (subject to normal year-end adjustments and the absence of footnote disclosures).

     (c) The pro forma balance sheet of Borrower and its Consolidated Subsidiaries as of September 28, 2002, copies of which have been delivered to Agent, fairly presents, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to
(i) the sale transactions that occurred prior to the Closing Date as disclosed in the SEC Reports, (ii) the transactions contemplated by the Operative Documents, (iii) the making of the Loans, (iv) the application of the proceeds therefrom as contemplated by the Operative Documents and (v) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet in accordance with GAAP.

     (d) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Receivables" and "Eligible Inventory" have been determined as provided in the Financing Documents.

     (e) Since December 29, 2001, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole, other than matters disclosed in the SEC Reports and in the information memo provided by Borrower to Agent and Lenders prior to the Closing Date.

     Section 3.6 Litigation.

     Except as set forth in the Information Certificate, as of the Closing Date there is no action, suit or proceeding pending against, or to Borrower's knowledge threatened against or affecting, any Credit Party or, to Borrower's knowledge, any party to any Operative Document other than a Credit Party, before any court or arbitrator or any governmental body, agency or official in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

     Section 3.7 Ownership of Property.

     Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person on the pro forma balance sheet referred to in Section 3.5(c), except as disposed of in the ordinary course of business.

     Section 3.8 No Default.

     No Default or Event of Default has occurred and is continuing and no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

     Section 3.9 Labor Matters.

     As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

     Section 3.10 Regulated Entities.

     No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     Section 3.11 Margin Regulations.

     None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

     Section 3.12 Compliance With Laws

     As of the Closing Date, Borrower and each Subsidiary is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

     Section 3.13 Taxes.

     All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. All state and local sales and use Taxes required to be paid by each Credit Party have been paid. All Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

     Section 3.14 Compliance with ERISA.

     (a) All required reports and documents with respect to any Pension Plan have been properly filed with the appropriate governmental agencies. All Pension Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the current applications of ERISA and the Code. With respect to each Pension Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that have not been reported and corrected.

     (b) During the twelve (12) fiscal month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Regulation 2510.3 - 102(b)(1) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     Section 3.15 Brokers.

     Except as set forth in the Information Certificate, no broker, finder or other intermediary retained by any Credit Party has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

     Section 3.16 Related Transactions.

     The transactions contemplated by the Swap Debt Documents to be consummated on the Closing Date have been so consummated (including without limitation the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law.

     Section 3.17 Employment, Equityholders and Subscription Agreements.

     Except for the Operative Documents and the other agreements set forth in the Information Certificate, as of the Closing Date there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound or (iv) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound.

     Section 3.18 Compliance with Environmental Requirements; No Hazardous Materials.

     Except in each case as set forth on the Information Certificate, to the actual knowledge of the executive officers of Borrower located at its executive offices in Vernon Hills, Illinois:

     (a) No Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any remedial action under any Environmental Law or which could reasonably be expected to have a Material Adverse Effect. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, nor is any such property affected by any Hazardous Materials Contamination which could reasonably be expected to have a Material Adverse Effect.

     (b) No underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

     (c) None of the following are or will hereafter be located in or on, or constitute part of, any property now or previously owned, leased or operated by any Credit Party: friable asbestos or friable asbestos-containing material in any form or condition; urea formaldehyde insulation; transformers or other Equipment which contain dicletric fluid containing polychlorinated biphenyls; or leaded paint, except as may be brought on such property for use or sale in connection with the current use of such property.

     (d) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on any property now or previously owned, leased or operated by any Credit Party.

     (e) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. All such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws applicable at the time thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect. There is no condition on any of such properties which is in violation of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

     (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Borrower has knowledge in relation to the current or prior business of Borrower or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to Agent or a consultant retained by Agent, other than prior environmental reports relating to facilities for which current reports have been delivered and other than environmental reports relating to facilities disposed of by Borrower prior to the Closing Date.

     (g) For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.

     Section 3.19 Intellectual Property.

     Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party and all such Intellectual Property existing as of the Closing Date and registered with the U.S. government, any foreign government or any agency or department thereof is set forth on the Information Certificate. All Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

     Section 3.20 Real Property Interests.

     Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property.

     Section 3.21 Solvency.

     Borrower and each Subsidiary: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     Section 3.22 Full Disclosure.

     None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, including without limitation the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders have been prepared on the basis of the assumptions stated therein. The assumptions upon which the projections were based were reasonable at the time such projections were prepared and are reasonable as of the Closing Date, and such projections were prepared by Borrower in good faith; provided that Borrower can give no assurance that such projections will be attained.

     Section  3.23  Representations  and  Warranties   Incorporated  from  Other
Operative Documents.

     As of the Closing Date, each of the representations and warranties made in the Operative Documents by each Credit Party is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

     Section 3.24 Subsidiaries.

     Borrower's  Subsidiary,  GLC Division,  Inc. ("GLC"), is the lessee of real
                                                    ---
property located in Hopedale, Massachusetts and Meredith, New Hampshire. With the exception of the assets and liabilities associated with such leases, GLC has no material assets, liabilities or operations. Borrower's Subsidiary, Lumber Trademark Company ("LTC"), is the owner of certain trademarks licensed by LTC to
                    ---
Borrower. With the exception of such trademarks, LTC has no material assets, liabilities or operations.

     Section 3.25 Kenvil, New Jersey Real Property.

     Borrower shall deliver to Agent, within 30 days after Borrower has retired its existing mortgage indebtedness relating to its Real Property located in Kenvil, New Jersey, a fully executed mortgage relating to such Real Property, together with an ALTA survey and lender's title commitment with respect thereto, all in form and substance reasonably satisfactory to Agent.

                                   ARTICLE 4
                                   ---------
                              AFFIRMATIVE COVENANTS
                              ---------------------

     Borrower agrees that, so long as any Credit Exposure exists:

     Section 4.1 Financial Statements and Other Reports.

     Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and (l) through (t), each Lender:

     (a) as soon as practicable and in any event within thirty (30) days after the end of each fiscal month (including the last fiscal month of Borrower's Fiscal Year), a consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such fiscal month and the related consolidated statements of operations and cash flows for such fiscal month, and for the portion of the Fiscal Year ended at the end of such fiscal month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such fiscal month and for such portion of the Fiscal Year ended at the end of such fiscal month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition and results of operations of Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures; notwithstanding the foregoing, for each fiscal month that is the last month of Borrower's Fiscal Year, Borrower shall (i) within thirty (30) days after the end of such month, deliver to Agent and each Lender a preliminary earnings statement and (ii) within sixty (60) days after the end of such month, deliver to Agent and each Lender the other financial statements and reports described hereinabove;

     (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), certified (solely with respect to such consolidated statements (and not with respect to such annual operating and capital expenditure budgets and cash flow forecasts)) without qualification by independent public accountants acceptable to Agent of nationally recognized standing;

     (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate;

     (d) together with each delivery of financial statements pursuant to 4.1(b) above, a written statement by the independent public accountants giving the report thereon stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters;

     (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

     (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor and (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party;

     (g) promptly upon any officer of any Credit Party obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound, (iv) of the institution of any litigation or arbitration involving an alleged liability of any Credit Party equal to or greater than $1,000,000 or any adverse determination in any litigation or arbitration involving a potential liability of any Credit Party equal to or greater than $1,000,000, or (v) the assertion of any indemnity claim against any Credit Party in an amount equal to or greater than $1,000,000, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

     (h) promptly  upon any officer of any Credit Party  obtaining  knowledge of
(i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension
Plan,  (iv) the  occurrence  of any event with  respect to any  Pension  Plan or

Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of Borrower or any Subsidiary with respect to any post-retirement welfare plan benefit or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

     (i) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of (x) the existence or alleged existence of a violation  of  any  Environmental  Law  or  the  incurrence  of  any  liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

     (j) promptly upon any officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any Intellectual Property with the U.S. government, any foreign government or any agency or department thereof, or (y) acquired any interest in real property (including leasehold interests in real property), a certificate of a Responsible Officer describing such Intellectual Property and/or such real property in such detail as Agent shall reasonably require;

     (k) copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body, other than tax returns; and, upon reasonable request by Agent, copies of tax returns filed by any Credit Party;

     (l) within forty-five (45) days prior to the conclusion of each Fiscal Year, Borrower's projections for the following three (3) Fiscal Years presented on a monthly basis for the next Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections provided previously to the Lenders, and containing income statements, balance sheets, cash flow statements, loan availability projections and other operating plans, budgets and financial forecasts, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of Borrower;

     (m) as soon as available and in any event no later than noon (Chicago Time) on the second Business Day of each week, and from time to time upon the request of Agent (which request may be made as frequently as daily), a Borrowing Base Certificate as of the prior Saturday (or, in the case of Borrowing Base Certificates requested more frequently than weekly, as of the second preceding Business Day), in each case accompanied by schedules of sales made, credits issued and cash received for and during the period since the Borrowing Base Certificate most recently delivered to Agent;

     (n) as soon as available and in any event no later than noon (Chicago time) on a day each week designated from time to time by Agent, and from time to time upon the request of Agent (which request may be made as frequently as daily), Account and Inventory eligibility calculations and supporting detail, which may include (i) agings of Accounts and (ii) reconciliation reports with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of Borrower delivered to Agent, Borrower's general ledger and/or the reports required pursuant to this paragraph and paragraph (o) below, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

     (o) as soon as available after the end of each month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Agent may reasonably request, (i) perpetual Inventory reports and
(ii) Inventory reports by location and category (and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, consignees, processors or other third parties);

     (p) upon Agent's reasonable request, (i) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, consignees, processors and other third parties from time to time in possession of any Collateral), (ii) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (iii) copies of shipping and delivery documents, and (iv) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Credit Party;

     (q) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any Lender may reasonably request;

     (r) upon the request of Agent from time to time, a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base

Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of Borrower) and Inventory (including verification as to the value, location and respective types);

     (s) upon the request of Agent from time to time, updated schedules of Equipment and Real Property, showing location and current fair market and appraised values of each such item of Collateral;

     (t) upon the request of Agent, Agent may require Borrower to obtain and deliver to Agent, or may itself obtain, in either case at Borrower's expense, appraisal reports in form, substance, scope and methodology, and from appraisers, satisfactory to Agent, stating the then current market values of all or any portion of the Inventory, Real Property and Equipment owned by Borrower or any Subsidiaries; in addition, from time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Borrower shall obtain and delivered to Agent, or Agent may itself obtain, in either case at Borrower's expense, appraisal reports, in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the Real Property owned by Borrower or any Subsidiaries;

     (u) upon the request of Agent, information regarding the status of asbestos-related litigation involving Borrower; and

     (v) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Agent or any Lender.

     Section 4.2 Payment and Performance of Obligations.

     Borrower (i) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities which are the subject of a Permitted Contest or the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

     Section 4.3 Conduct of Business and Maintenance of Existence.

     Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

     Section 4.4 Maintenance of Property; Insurance.

     (a) Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost (subject to the deductibles provided for in such policies) of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

     (c) On or prior to the Closing Date, Borrower will cause Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Agent. Borrower will deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Borrower's insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time, full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and
(iv) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

     (d) In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

     Section 4.5 Compliance with Laws.

     Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

     Section 4.6 Inspection of Property, Books and Records.

     Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of Borrower or any applicable Subsidiary, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise and shall take reasonable steps not to interfere with the conduct of Borrower's business during such inspection. No notice shall be required during the existence and continuance of any Event of Default.

     Section 4.7 Use of Proceeds.

     Borrower will use the proceeds of the Term Loan solely for payment of transaction fees incurred in connection with the Operative Documents and the refinancing on the Closing Date of Debt owing to a Person not an Affiliate of any Credit Party. The proceeds of Revolving Loans shall be used by Borrower solely for the purposes set forth in the preceding sentence and for generate corporate purposes of Borrower.

     Section 4.8 Lenders' Meetings.

     Within forty-five (45) days after the end of each Fiscal Year, and at such other times as are reasonably requested by Agent, Borrower will conduct a meeting of Agent and the Lenders to discuss the applicable fiscal period's results and the financial condition of Borrower and the Subsidiaries at which shall be present a Responsible Officer and such officers of the Credit Parties as may be reasonably requested to attend by Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to Borrower.

     Section 4.9 Hazardous Materials; Remediation.

     Borrower will provide Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

     Section 4.10 Further Assurances.

     Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

                                   ARTICLE 5
                                   ---------
                               NEGATIVE COVENANTS
                               ------------------

     Borrower agrees that, so long as any Credit Exposure exists:

     Section 5.1 Debt.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations that would be Debt hereunder if they were non-contingent, except for:

     (a) Debt and Letter of Credit Liabilities under the Financing Documents;

     (b) Debt or such contingent obligations outstanding on the date of this Agreement as set forth in the Information Certificate;

     (c) Subordinated Debt;

     (d) Swap Debt; (e) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $750,000;

     (f) intercompany Debt arising from loans made by Borrower to its Subsidiaries to fund working capital requirements of such Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $100,000 at any time outstanding; provided, however, that upon the request of Agent at any time, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

     (g) unsecured Debt not to exceed $3,000,000 in the aggregate at any time outstanding, which is subordinated to the Obligations in a manner satisfactory to Agent; and

     (h) Debt incurred to refinance the Subordinated Debt or the Swap Debt, so long as (i) the maturity of such refinancing Debt is no earlier than the maturity of the Subordinated Debt or Swap Debt, as applicable, (ii) the interest rate applicable to such refinancing Debt is no greater than that applicable to the Subordinated Debt or the Swap Debt, as applicable, as of the date that such refinancing Debt is incurred, (iii) such refinancing Debt is secured solely by the assets, if any, that currently secure the Subordinated Debt or the Swap Debt, as applicable, with the same priority as is currently the case, and in the case of the Swap Debt, the holders of such refinancing Debt enter into a lien subordination agreement in substantially the same form as the Swap Lien
Subordination Agreement and (iv) the terms of such refinancing Debt and the agreements evidencing the same, are not more restrictive in any material respect with respect to Borrower and its Subsidiaries than the comparable provisions of the Subordinated Debt (and the Subordinated Debt Documents) or the Swap Debt (and the Swap Debt Documents), as applicable.

     Section 5.2 Liens.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens created by the Security Documents;

     (b) Liens existing on the date of this Agreement as set forth in the Information Certificate or as otherwise disclosed in the title policies issued in connection with the execution and delivery of the Security Documents;

     (c) any Lien on any asset securing Debt permitted under Section 5.1(e) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof;

     (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty;

     (e) Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

     (f) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

     (g) Liens on Real Property and Equipment securing the Swap Debt, subject to the terms of the Swap Lien Subordination Agreement;

     (h) any interest of a lessor or sublessor under any lease entered into by Borrower or any Subsidiary in the ordinary course of business and covering only the assets so leased;

     (i) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

     (j) the replacement, extension or renewal of any lien permitted above arising out of the extension, renewal or replacement of the Debt secured thereby; and

     (k) leasehold interests of lessees under leases in which Borrower is the lessor.

     Section 5.3 Restricted Distributions.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit:

     (a) Borrower from purchasing of shares of (or options to purchase shares of) equity interests in Borrower or options therefor, so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing and (ii) Borrower is in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended fiscal month for which information is available and is in compliance with all other terms and conditions of this Agreement and (y) such purchases or payments after the date hereof do not exceed $500,000 (or, with Agent's consent, $1,000,000) in any Fiscal Year in the aggregate; or

     (b) any wholly-owned Subsidiary from making dividends or distributions to Borrower.

     Section 5.4 Restrictive Agreements.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents and the Swap Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Swap Debt Documents) on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to Borrower or any other Subsidiary; (2) pay any Debt owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

     Section 5.5 Payments and Modifications of Certain Debt.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

          (a) (i) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for (1) regularly scheduled payments of principal and interest in respect of such Subordinated Debt made in full compliance with any and all subordination provisions applicable to such Subordinated Debt and (2) voluntary redemptions and purchases of the Subordinated Debt from time to time so long as at least 5 Business Days prior to each such redemption or purchase, Borrower has provided to Agent a certificate of a Responsible Officer (A) demonstrating that immediately after making such redemption or purchase, Net Borrowing Availability, after giving effect to all applicable Reserves and the Availability Block, and after all trade accounts payable have been paid within current terms, shall be $15,000,000 or greater and (B) certifying that no Default or Event of Default is then in existence or would be caused by such redemption or purchase; or

          (ii) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (1) increase the interest rate or fees on such Subordinated Debt; (2) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Subordinated Debt; (3) change any event of default or add or make more restrictive any covenant with respect to such Subordinated Debt; (4) change the prepayment provisions of such Subordinated Debt; (5) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (6) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to Borrower, any Subsidiaries or Lenders; or

     (b) (i) declare, pay, make or set aside any amount for payment in respect of Swap Debt except for regularly scheduled payments of principal and interest (but no voluntary prepayments) and mandatory prepayments required under the terms of the Swap Debt Documents; provided, that

          (1) Borrower shall prepay the Swap Debt with the Release Proceeds of any Asset Disposition of Real Property that it is permitted under this Agreement or to which Required Lenders have consented;

          (2) during the period from the Closing Date through and including December 14, 2003, Borrower shall have the option to consummate voluntary redemptions or other purchases of the Swap Debt, so long as at least 5 Business Days prior to each such redemption or purchase, Borrower has provided to Agent a certificate of a Responsible Officer (A) certifying that no Default or Event of Default is then in existence or would be caused by such redemption or purchase, (B) certifying to the amount of the remaining principal balance of the Swap Debt after giving effect to such redemption or purchase, which shall be $15,000,000 or greater, (C) certifying to the amount of the outstanding principal balance of the Subordinated Debt as of the date of such redemption or purchase, (D) demonstrating that after giving effect to such redemption or purchase, all applicable Reserves and the Availability Block and after all trade accounts payable have been paid within current times, Net Borrowing Availability shall be equal to or greater than the amount set forth in the Redemption Availability Table corresponding to the outstanding principal balance of the Subordinated Debt as of the date of such redemption or purchase and (E) if the outstanding principal balance of the Subordinated Debt as of the date of such redemption or purchase is zero, demonstrating that the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal month for which information is available, for the 2003 Fiscal Year to date, is greater than 1.10 to 1.00; and

          (3) Borrower shall have the option to consummate voluntary redemptions or other purchases of Swap Notes, commencing on December 15, 2003, so long as at least 5 Business Days prior to each such redemption or purchase, Borrower has provided to Agent a certificate of a Responsible Officer (A) demonstrating that the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal month for which information is available, for the twelve (12) fiscal month period ending on such date, is greater than 1.20 to 1.00; (B) demonstrating that after giving effect to such redemption or purchase, all applicable Reserves and the Availability Block and after all trade accounts payable have been paid within current terms, Net Borrowing Availability shall be greater than $15,000,000; (C) accompanied by updated projections from Borrower in the form described in
     Section 4.1(l) for the 3 year period after such redemption or purchase, which demonstrate, to Agent's reasonable satisfaction, that the Fixed Charge Coverage Ratio will be greater than 1.20 to 1.00 for each twelve
     (12) fiscal month period ending on the last day of a fiscal month during the 2004 Fiscal Year and that Net Borrowing Availability after giving effect to all applicable Reserves and the Availability Block and after all trade accounts payable have been paid within current terms, shall be greater than $15,000,000 at all times during the 2004 Fiscal Year; and (D) certifying that no Default or Event of Default is then in existence or would be caused by such redemption or purchase; or

               (ii) amend or otherwise modify the terms of any Swap Debt if the effect of such amendment or modification is to (1) increase the interest rate or fees on such Swap Debt; (2) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Swap Debt; (3) change any event of default or add or make more restrictive any covenant with respect to such Swap Debt; (4) change the prepayment provisions of such Swap Debt; (5) change the lien subordination provisions applicable thereto; or (6) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Swap Debt in a manner adverse to Borrower, any Subsidiaries or Lenders.

               Section 5.6 Consolidations, Mergers and Sales of Assets.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) consolidate or merge with or into any other Person or (b) sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets, other than (i) sales of Inventory in the ordinary course of their respective businesses, (ii) leases of rental tool equipment in the ordinary course of their respective businesses, (iii) dispositions of Cash Equivalents,
(iv) dispositions of Equipment for cash and fair value (as determined by a duly authorized officer of Borrower, or, if such disposition involves consideration in excess of $500,000, the board of directors (or comparable body) of Borrower in good faith), if all of the following conditions are met: (A) the market value of Equipment sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of Equipment sold or otherwise disposed of in any Fiscal Year of Borrower does not exceed $250,000; (B) the Net Cash Proceeds of such Asset Disposition are applied as required by Sections 2.1(c) and 2.1(e); (C) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in
Article  7  recomputed  for the most  recently  ended  fiscal  month  for  which information is available and is in compliance with all other terms and conditions of this Agreement; and (D) no Default or Event of Default then exists or would result from such Asset Disposition; (v) the sale or other dispositions of Vehicles in the ordinary course of business for cash and fair value; (vi) dispositions of Real Property (other than pursuant to one or more leases that satisfy the requirements of clause (vii) below) for cash and for fair value (as determined by a duly authorized officer of Borrower in good faith), if all of the following conditions are met: (A) if the Real Property sold or otherwise disposed of consists of the Real Property located at 5219 Urbana Pike, Frederick, Maryland (the "Maryland Property"), Agent has consented to such sale
                           -----------------
or other disposition; (B) the market value of Real Property (other than the Maryland Property) sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $2,000,000 (or, with Agent's consent, $3,000,000) and the aggregate market value of Real Property sold or otherwise disposed of in any Fiscal Year of Borrower does not exceed $5,000,000;
(C) the Net Cash Proceeds of such Asset Disposition are applied as required by Sections 2.1(c) and 2.1(e); (D) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended fiscal month for which information is available and is in compliance with all other terms and conditions of this Agreement; (E) no Default or Event of Default then exists or would result from such Asset Disposition; (F) the Net Cash Proceeds of such Real Property sale exceed 70% of the Scheduled Appraised Value thereof; and (vii) the lease of Real Property owned by Borrower on commercially reasonable terms, so long as the aggregate market value of Real Property so leased at any time is not in excess of $5,000,000.

     Section 5.7 Purchase of Assets, Investments.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly acquire any assets other than in the ordinary course of business. Borrower will not, and will not permit any Subsidiary to, directly or indirectly make, acquire or own any Investment in any Person other than (a) Investments set forth on the Information Certificate; (b) Cash Equivalents; (c) Investments in Subsidiaries, so long as (i) Borrower has pledged to Agent all of the outstanding capital stock or other equity interests of any such Subsidiary and
(ii) any such Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of the Lenders, a Lien on all or substantially all of the assets; (d) bank deposits established in accordance with Section 5.14; (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; and (f) loans to officers and employees in an aggregate principal amount not to exceed $500,000 at any time outstanding. Without limiting the generality of the foregoing, Borrower will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary or (ii) engage in any joint venture or partnership with any other Person.

     Section 5.8 Transactions with Affiliates.

     Except (i) as permitted by Section 5.12, (ii) as otherwise disclosed in the Information Certificate, and (iii) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower; provided, however, that for a transaction or series of related transactions involving value of $1,000,000 or more, such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of Borrower and evidenced by a board resolution; provided further, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of Borrower shall have received an opinion from a nationally recognized investment banking firm that such transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. The foregoing restrictions shall not apply to reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder.

     Section 5.9 Modification of Organizational Documents.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law and fully disclosed to Agent.

     Section 5.10 Fiscal Year.

     Borrower will not, and will not permit any Subsidiary to, change its Fiscal Year.

     Section 5.11 Conduct of Business.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

     Section 5.12 Investor Fees.

     Except for reimbursement of (i) travel expenses (including amounts payable to J.B. Aviation, Inc. in accordance with the arrangement described in the Information Certificate), (ii) office expenses incurred by Investor as described in the Information Certificate and (iii) the payment of salary and related benefits to Investor in his capacity as an officer and director of Borrower, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay or become obligated to pay any management, consulting or similar advisory fees or other amounts to or for the account of Investor or any Affiliate of Investor.

     Section 5.13 Lease Payments.

     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Borrower and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $2,000,000 for any calendar year under all such leases (excluding Capital Leases).

     Section 5.14 Bank Accounts.

     Without limiting the provisions of Section 6.1(d), Borrower will not, and will not permit any Subsidiary to, directly or indirectly, establish any new bank account without prior written notice to Agent and unless Agent, Borrower or such Subsidiary and the bank at which the account is to be opened enter into a Deposit Account Control Agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent.

     Section 5.15 Hedging Transactions.

     Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any hedging or similar transactions, including without limitation Interest Rate Agreements and Lumber Hedging Agreements.

                                   ARTICLE 6
                                   ---------
                     ACCOUNTS AND INVENTORY REPRESENTATIONS,
                     ---------------------------------------
                      WARRANTIES, COVENANTS AND AGREEMENTS
                      ------------------------------------

     To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each Lender, and further agrees with Agent and each Lender, that:

     Section 6.1 Accounts and Account Collections.

     (a) Borrower shall notify Agent promptly of: (i) any material delay in the performance by Borrower of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Credit Party relating to changes in the financial condition of any Account Debtor and (iii) any event or circumstance which, to any Credit Party's knowledge, would result in any Account no longer constituting an Eligible Account. Borrower hereby agrees not to grant to any Account Debtor, and to cause each of its Subsidiaries not to grant to any Account Debtor, any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Agent's consent, except in the ordinary course of business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise, and may permit each of its Subsidiaries to settle, adjust or compromise, any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Credit Party or grant any credits, discounts or allowances.

     (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be received thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of Section 6.1(a) of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

     (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, Borrower hereby agrees to provide Agent upon request the name and address of each Account Debtor of Borrower or any of its Subsidiaries.

     (d) Borrower shall establish and maintain, at its sole expense, and at Agent's request, shall cause each Subsidiary to establish and maintain, at its sole expense blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are
              ----------------
acceptable to Agent into which Borrower and at Agent's request, its Subsidiaries, shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any of its Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Borrower shall also establish and maintain, at its sole expense, a concentration account (the "Concentration Account") with a bank acceptable to Agent, which shall also be subject to a Deposit Account Control Agreement. The Deposit Account Control Agreements executed with respect to each Blocked Account shall provide, at Agent's discretion, either that the Concentration Account bank shall, on a daily basis, sweep all funds in such Blocked Accounts to the Concentration Account by reverse ACH transfer, or that the Blocked Account bank shall initiate daily wire transfers of funds in such Blocked Account to the Concentration Account. The Deposit Account Control Agreement executed with respect to the Concentration Account shall provide that all funds in the Concentration Account shall be swept daily to the Payment Account. Borrower shall further execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such agreements and documents as Agent may require in connection with such Blocked Accounts, Deposit Accounts, Concentration Account and such Deposit Account Control Agreements. Without limiting the provisions of Section 5.14, Borrower shall not establish, and shall cause each of its Subsidiaries not to establish, any Deposit Accounts not existing as of the Closing Date, unless Borrower or its Subsidiaries (as applicable) have complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. Borrower agrees that all payments made to such Blocked Accounts, the Concentration Account or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. Agent and Lenders agree that notwithstanding anything contained herein to the contrary, Borrower shall have until March 31, 2003 to deliver appropriate Deposit Account Control Agreements with respect to each Deposit Account maintained by Borrower.

     (e) For purposes of calculating the amount of the Loans available to Borrower and interest on the Obligations, payments made to a Blocked Account or the Concentration Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

     (f) Borrower and its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Concentration Account, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or the Concentration Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts or the Concentration Account arising out of Agent's payments to or indemnification of such bank or Person.

     Section 6.2 Inventory.

     With respect to the Inventory: (i) Borrower shall at all times maintain, and cause each of its Subsidiaries to maintain, records of Inventory reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (ii) Borrower shall conduct, and cause each of its Subsidiaries to conduct, a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (iii) upon Agent's request from time to time, Borrower shall provide access to the Inventory to Agent's Inventory appraisal firm; (iv) Borrower shall not sell, and shall not permit any of its Subsidiaries to sell, Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Credit Party to repurchase such Inventory; (v) Borrower shall keep, and shall cause each of its Subsidiaries to keep, the Inventory in good and marketable condition; and (vi) Borrower shall not acquire or accept, and shall not permit any of its Subsidiaries to acquire or accept, without prior written notice to Agent, any Inventory on consignment or approval.

     Section 6.3 Vehicles.

     Agent and Lenders have agreed that although Borrower has granted to Agent a Lien on the Vehicles, (i) such Lien need not be noted on the certificates of title relating to such Vehicles and (ii) the original certificates of title relating to such Vehicles need not be delivered to Agent. Borrower hereby agrees that upon Agent's request after the occurrence of a Default, Borrower will (a) promptly deliver to Agent the original certificates of title for all then-existing Vehicles (and shall thereafter promptly deliver to Agent the certificates of title for each Vehicle subsequently acquired by Borrower) and
(b) promptly take such steps as Agent may request in order to permit Agent's Lien to be properly noted on such certificates of title.

                                   ARTICLE 7
                                   ---------
                               FINANCIAL COVENANTS
                               -------------------

     Borrower agrees that, so long as any Credit Exposure exists:

     Section 7.1 Capital Expenditures.

     Borrower will not permit the aggregate amount of Capital Expenditures for any Fiscal Year to exceed $6,000,000.

     Section 7.2 Minimum EBITDA.

     (i) Borrower will not permit EBITDA for any period set forth below to be less than the amount set forth below for such period:

                                  Period                                                  Amount
                                  ------                                                  ------

                 6 fiscal months ending June 28, 2003                                   $4,000,000
                 9 fiscal months ending September 27, 2003                              $8,000,000

     (ii) Borrower will not permit EBITDA for the twelve (12) fiscal month period ending on any date set forth below to be less than the amount set forth below for such date:

                      Date                                   Amount
                      ----                                   ------
                 December 27, 2003                        $12,500,000
                 March 27, 2004                           $12,500,000
                 June 26, 2004                            $12,500,000
                 September 25, 2004                       $13,500,000
                 December 25, 2004                        $13,500,000

                 March 26, 2005                           $13,500,000
                 June 25, 2005                            $13,500,000
                 September 24, 2005                       $13,500,000
                 December 31, 2005                        $13,500,000
                 April 1, 2006                            $13,500,000
                 July 1, 2006                             $13,500,000
                 September 30, 2006                       $13,500,000
                 December 30, 2006                        $13,500,000
                 March 31, 2007                           $13,500,000;

provided, that the failure of Borrower to achieve the required EBITDA level for the twelve (12) fiscal month period ending on any date set forth above in this clause (ii) shall not constitute a breach of this Section 7.2(ii) or an Event of Default under Section 9.1(b), if the Fixed Charge Coverage Ratio for such twelve
(12) fiscal month period is greater than 1.0 to 1.0.

                                    ARTICLE 8
                                    ---------
                                   CONDITIONS
                                   ----------

     Section 8.1 Conditions to Closing.

     The obligation of each Lender to make the initial Loans, of Agent to issue any Support Agreements and of Merrill Lynch as LC Issuer to issue Letters of Credit, on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

     (a) (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite governmental authorities and third parties, to the execution, delivery and performance of this Agreement and the other Operative Documents or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

     (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

     (c) the satisfaction of Agent as to the absence, since December 29, 2001, of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party and other matters disclosed in the SEC Reports, or any event or condition which could reasonably be expected to result in such a material adverse change;

     (d) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date, which certificate shall evidence Net Borrowing Availability of not less than $30,000,000 after giving effect to the initial funding of Loans on the Closing Date and the consummation of the transactions contemplated by the Operative Documents and after taking into account all applicable Reserves and the Availability Block;

     (e) consummation of the transactions contemplated by the Operative Documents, including without limitation the amendment of the Subordinated Debt Documents and the issuance of the Swap Notes and the other Swap Debt Documents; and

     (f) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

     Section  8.2  Conditions  to Each  Loan,  Support  Agreement  and Letter of
Credit.

     The obligation of the Lenders to make a Loan, of Agent to issue any Support Agreement or of Merrill Lynch as LC Issuer to issue a Letter of Credit (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

     (a) in the case of a Revolving Loan Borrowing, receipt by Agent of a Notice of Borrowing in accordance with Section 2.2(b);

     (b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

     (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true and correct on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.

     Each borrowing, each giving of a Notice of LC Credit Event hereunder and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing or notice as to the facts specified in Sections 8.2(b), 8.2(c) and 8.2(d).

                                    ARTICLE 9
                                    ---------
                                EVENTS OF DEFAULT
                                -----------------

     Section 9.1 Events of Default.

     For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "Event of Default":
                                                    ----------------

     (a) Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document;

     (b)  Borrower  shall fail to observe or perform any  covenant  contained in
Section 4.1,  Section 4.4,  Section  4.7,  Section 4.9,  Article 5, Article 6 or
Article 7;

     (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement, in any other Financing Document or in any document, agreement or instrument entered into in connection with Ancillary Services (other than occurrences described in other provisions of this Section
9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within twenty (20) days after the earlier of (1) receipt by Borrower of notice from Agent or Required Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default;

     (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

     (e) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders thereof to cause, Debt (including without limitation the Subordinated Debt and the Swap Debt) having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity;

     (f) any Credit Party shall commence a voluntary case or other proceeding seekingliquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

     (h) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000;

     (i) one or more judgments or orders for the payment of money aggregating in excess of $500,000 shall be rendered against any or all Credit Parties and such judgments or orders shall continue unsatisfied and unstayed for a period of ten
(10) days;

     (j) (1) Investor and Riverside shall cease between them to, directly or indirectly, own beneficially and of record and control at least 25% of the outstanding voting equity interests of Borrower, (2) any Person other than Investor shall, directly or indirectly, own or control a greater percentage of the outstanding voting equity interests of Borrower than Investor, (3) Continuing Directors shall cease to constitute at least a majority of the board of directors (or similar governing body) of Borrower, (4) Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary, unless such Subsidiary is dissolved and liquidated or (5) any "Change of Control", "Change in Control", or terms of similar import occurs under any Subordinated Debt Document or Swap Debt Document;

     (k) the accountant's report or reports on the audited statements delivered pursuant to Section 4.1(b) shall include any material qualification (including with respect to the scope of audit) or exception;

     (l) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing;

     (m) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days;

     (n) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any Credit Party thereto, or any such Credit Party shall so assert in writing; or

     (o) any portion of the Swap Debt remains outstanding on or after April 29, 2005.

     Section 9.2 Acceleration and Suspension or Termination of Revolving Loan Commitment.

     Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (i) by notice to Borrower suspend or terminate the Revolving Loan Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided that in the case of any of the Events of Default specified in Section 9.1(f) or 9.1(g) above, without any notice to Borrower or any other act by Agent or the Lenders, the Revolving Loan Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

     Section 9.3 Cash Collateral.

     If (i) any Event of Default specified in Section 9.1(f) or 9.1(g) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to
Section 9.2 or (iii) the Revolving Loan Commitment shall have been terminated pursuant to Section 9.2, then without any request or the taking of any other action by Agent or the Lenders, Borrower shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

     Section 9.4 Default Rate of Interest and Suspension of LIBOR Rate Options.

     At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Prime Rate Loans and (y) the LIBOR election will not be available to Borrower.

     Section 9.5 Setoff Rights.

     During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

     Section 9.6 Application of Proceeds.

     Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower or any guarantor of all or any part of the Obligations, and Lenders shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lenders may deem advisable notwithstanding any previous application by Agent or Lenders and (b) in the absence of a specific determination by Lenders with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities and expenses
                             -----
incurred by or owing to Agent, with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities
                                        ------
and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents, or the Collateral; third, to accrued and unpaid
                                                    -----
interest on the Obligations (including any interest which but for the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts); fourth, to the
                                                                  ------
principal  amount  of the  Obligations  outstanding;  and  fifth  to  any  other
                                                           -----
indebtedness or obligations of Borrower owing to Agent, any Lender or any Designated Lender Affiliate under the Financing Documents or with respect to Ancillary Services, including without limitation fees, costs, indemnities and expenses thereunder. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   ARTICLE 10
                                   ----------
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM
                 -----------------------------------------------

     Section 10.1 Expenses.

     Borrower hereby agrees to promptly pay (i) all reasonable costs and expenses of Agent (including without limitation the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (ii) without limitation of the preceding clause (i), all reasonable costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, including title investigations, (iii) without limitation of the preceding clause
(i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for only one counsel acting for all Lenders (other than Agent).

     Section 10.2 Indemnity.

     Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "Indemnitees") from and against any and all
                               -----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

     Section 10.3 Taxes.

     Borrower agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

     Section 10.4 Right to Perform.

     If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower's expense and Borrower agrees to reimburse Agent therefor on demand. All amounts owing hereunder or under any other Financing Document may be satisfied in full, subject to the provisions of
Section 2.2(a)(ii), through the making of Agent Advances.

                                   ARTICLE 11
                                   ----------
                                      AGENT
                                      -----

     Section 11.1 Appointment and Authorization.

     Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Security Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in Section
12.5 or by the terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

     Section 11.2 Agent and Affiliates.

     Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

     Section 11.3 Action by Agent.

     The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

     Section 11.4 Consultation with Experts.

     Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5 Liability of Agent.

     Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing

Agreement; (iii) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

     Section 11.6 Indemnification.

     Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this Section
11.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

     Section 11.7 Right to Request and Act on Instructions.

     Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders or such other portion of Lenders and, notwithstanding the instructions of Required Lenders or such other portion of Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of
Section 11.6.

     Section 11.8 Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     Section 11.9 Collateral Matters.

     Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.9.

     Section 11.10 Agency for Perfection.

     Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     Section 11.11 Notice of Default.

     Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required

Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

     Section 11.12 Successor Agent.

     Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a financial institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 11.13 Disbursements of Revolving Loans; Payment.

     (a) Revolving Loan  Advances,  Payments and  Settlements;  Interest and Fee
         -----------------------------------------------------------------------
Payments.
--------
          (i) Agent shall have the right, on behalf of Lenders, to disburse funds to Borrower for all Revolving Loans requested by Borrower pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Revolving Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the preceding sentence, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Revolving Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall repay such amount to Agent within two (2) Business Days. Any repayment required pursuant to this Section 11.13 shall be without premium or penalty. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone,
                  ---------------
     facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance (including any Agent Advances) as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Revolving Loan balance to such
     Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Revolving Loans sufficient to equate such Lender's actual Pro Rata Share of the Revolving Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Revolving Loans as of such date and (ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Revolving Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

          (iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from Borrower.

          (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.

     (b) Term Loan  Principal  Payments.  Payments of principal of the Term Loan
         ------------------------------
will be settled on the date of receipt if received by Agent on the first Business Day of a calendar month or on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a calendar month.

     (c) Return of Payments.
         -------------------

          (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

          (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

     (d)  Defaulted  Lenders.  The failure of any  Defaulted  Lender to make any
          ------------------
Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

     Section 11.14 Collateral Agent.

     Collateral Agent, in its capacity as such, shall have no rights, powers, duties or responsibilities hereunder or under any other Financing Documents and no implied rights, powers, duties or responsibilities shall be read into this Agreement or any other Financing Document or otherwise exist on behalf of or against such entity, in its capacity as such. If Collateral Agent resigns as such agent, no successor collateral agent shall be appointed.

                                   ARTICLE 12
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     Section 12.1 Survival.

     All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Article 6 and Article 10 shall survive the payment of the Obligations and any termination of this Agreement.

     Section 12.2 No Waivers.

     No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.3 Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, similar writing, or in the case of communications among Agent and Lenders only, e-mail) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

     Section 12.4 Severability.

     In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 12.5 Amendments and Waivers.

     Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if any amendment would increase the rights or duties of Agent or LC Issuer are affected thereby, by Agent or the LC Issuer, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Lenders; (i) increase any Lender's Revolving Loan Commitment Amount or increase such Lender's funding obligations in respect of the Term Loan, (ii) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation; (iii) postpone the date fixed for any payment (other than a payment pursuant to Section 2.1(c)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iv) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (v) amend the definitions of any of the terms "Availability Block", "Availability Block Adjustment Date" or "Availability Block Table"; (vi) amend or waive this Section
12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (vii) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document; (viii) amend the definition of the term "Borrowing Base", except that Agent may on its own determination lower any of the advance rates contained therein or increase any of such advance rates previously lowered by Agent under this Agreement to levels not in excess of such advance rates as of the Closing Date or (ix) amend the provisions of
Section 9.6. In addition to the foregoing, no amendment to, or waiver under, the Swap Lien Subordination Agreement shall be effective unless the same is in writing and has been authorized in writing by Required Lenders.

     Section 12.6 Assignments; Participations.

     (a) Assignments.

          (i) Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and
                   --------
     interest in the Revolving Loan Commitment, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or to an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Loans. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Any attempted assignment not made in accordance with this Section 12.6(a) shall be treated as the sale of a participation under Section 12.6(b). Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three (3) Business Days after notice thereof.

          (ii) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Assignee's percentage interest in the Revolving Loan Commitment plus the principal amount of the Assignee's Term Loan (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

          (iii) Agent shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

          (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

     (b) Participations.

     Any Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating
           -----------
interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 9.5.

     Section 12.7 Headings.

     Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

     Section 12.8 Confidentiality.

     In handling any confidential information of any Credit Party, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to agents, employees, Subsidiaries, Affiliates, attorneys and advisors of such Person in connection with its present or prospective business relations with the Credit Parties arising out of the Financing Documents, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provision of this Section 12.8, (iii) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (iv) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include all financial projections delivered by any Credit Party pursuant to this Agreement and such other information identified as confidential at the time provided to Agent and shall not include information that either: (a) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (b) is disclosed to such Person by a third party, provided Agent does not have actual knowledge that such third party is prohibited from disclosing such information.

     Section 12.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.

     THIS  AGREEMENT,  EACH  NOTE AND EACH  OTHER  FINANCING  DOCUMENT  SHALL BE
     ---------------------------------------------------------------------------
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE  WITH THE LAWS OF
--------------------------------------------------------------------------------
THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  BORROWER
--------------------------------------------------------------------------------
HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN
--------------------------------------------------------------------------------
THE COUNTY OF COOK,  STATE OF ILLINOIS AND IRREVOCABLY  AGREES THAT,  SUBJECT TO
--------------------------------------------------------------------------------
AGENT'S ELECTION,  ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS
--------------------------------------------------------------------------------
AGREEMENT OR THE OTHER  FINANCING  DOCUMENTS  SHALL BE LITIGATED IN SUCH COURTS.
--------------------------------------------------------------------------------
BORROWER  EXPRESSLY  SUBMITS AND CONSENTS TO THE  JURISDICTION  OF THE AFORESAID
--------------------------------------------------------------------------------
COURTS AND WAIVES ANY DEFENSE OF FORUM NON  CONVENIENS.  BORROWER  HEREBY WAIVES
--------------------------------------------------------------------------------

PERSONAL  SERVICE OF ANY AND ALL  PROCESS  AND AGREES  THAT ALL SUCH  SERVICE OF
--------------------------------------------------------------------------------
PROCESS MAY BE MADE UPON  BORROWER  BY  CERTIFIED  OR  REGISTERED  MAIL,  RETURN
--------------------------------------------------------------------------------
RECEIPT  REQUESTED,  ADDRESSED  TO  BORROWER  AT THE  ADDRESS  SET FORTH IN THIS
--------------------------------------------------------------------------------
AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS

BEEN POSTED.
-----------

     Section 12.10 WAIVER OF JURY TRIAL.

     EACH OF BORROWER,  AGENT AND THE LENDERS HEREBY  IRREVOCABLY WAIVES ANY AND
     ---------------------------------------------------------------------------
ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR  PROCEEDING  ARISING OUT OF OR
--------------------------------------------------------------------------------
RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND
--------------------------------------------------------------------------------
AGREES THAT ANY SUCH ACTION OR PROCEEDING  SHALL BE TRIED BEFORE A COURT AND NOT
--------------------------------------------------------------------------------
BEFORE A JURY.
-------------

     Section 12.11 Publication; Advertisement.

     (a) Publication. Except as required by the Securities Exchange Act of 1934 or other applicable laws (and after providing Merrill Lynch with an opportunity to review and confer with Borrower regarding the contents of any such disclosure), no Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case without Merrill Lynch's prior written consent.

     (b) Advertisement. Each Credit Party hereby authorizes Merrill Lynch to publish the name of such Credit Party and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which Merrill Lynch elects to publish. In addition, each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrower with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication.

     Section 12.12 Counterparts; Integration.

     This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  WICKES INC., as Borrower


                                    By:
                                       -----------------------------------------
                                      Name:
                                          --------------------------------------
                                      Title:
                                           -------------------------------------

                                      Address:     706 North Deerpath Drive
                                                   Vernon Hills, Illinois  60061
                                      Facsimile number:  (847) 367-3765

                                   Borrower's Account Designation:
                                     LaSalle Bank National Association
                                     200 West Monroe Street
                                     Chicago, Illinois  60601
                                     ABA No.:  071000505
                                     Account No.:  5800503012
                                     Account Name: Wickes Inc. Operating Account

                                 MERRILL LYNCH CAPITAL, a division of
                                 Merrill Lynch Business Financial Services as Agent, Collateral Agent, Book Manager, Lead Arranger and a Lender


                                    By:
                                      ------------------------------------------
                                    Name:
                                        ----------------------------------------
                                    Title:
                                         ---------------------------------------

                            Address: 222 North LaSalle Street, 17th Floor Chicago, Illinois 60601
                                         Attn:  Legal Department
                                         Facsimile number: (312) 499-3127
                                         Attention:  Kenneth S. Pardue
                                         E-mail address: kpardue@exchange.ml.com

                                   Payment Account Designation:
                                     LaSalle Bank National Association
                                     200 West Monroe
                                     Chicago, Illinois 69696
                                     ABA No. 071000505
                                     Account No. 5800393182
                                     Account Name:  MLBFS Corporate Finance
                                     Reference: Wickes Inc.

                                    CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)


                                     By:
                                        ----------------------------------------
                                       Name:
                                           -------------------------------------
                                       Title:
                                            ------------------------------------

                                       Address:     150 South Wacker Drive
                                                    Suite 2200
                                                    Chicago, Illinois  60606
                                       Facsimile number: (312) 332-0424
                                       Attention: Gerald C. Wordell
                                 E-mail address: gwordell@congressfinancial.com

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By:
                                      ------------------------------------------
                                          Name:
                                              ----------------------------------
                                          Title:
                                               ---------------------------------

                                          Address:     10 South LaSalle
                                                       Suite 2103
                                                       Chicago, Illinois  60603
                                          Facsimile number:  (312) 223-9931
                                          Attention:  Jim Andricopulos
                                      E-mail address:  jim.andricopulos@cit.com

                                    COMERICA BANK


                                    By:
                                      ------------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                             -----------------------------------

                                     Address:     3501 Hamlin Road
                                                  Suite 3
                                                  Auburn Hills, Michigan  48326
                                          Facsimile number:  (248) 371-5338
                                          Attention:  Erik Siersma
                                   E-mail address:  erik_m_siersma@comerica.com

                                    LASALLE BUSINESS CREDIT LLC


                                    By:
                                      ------------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                             -----------------------------------

                                       Address:     135 South LaSalle Street
                                                    Suite 425
                                                    Chicago, Illinois  60603
                                            Facsimile number:  (312) 904-6450
                                            Attention:  Mitchell Tarvid
                                   E-mail address:  mitchell.tarvid@abnamro.com


                                               Annex A
                                               -------
                                          Commitment Annex
                                          ----------------



                                               Revolving Loan      Revolving Loan      Term Loan        Term Loan
                                                 Commitment          Commitment       Commitment       Commitment
                  Lender                           Amount            Percentage         Amount         Percentage
                  ------


Merrill Lynch Capital                           $40,000,000             40%           $10,000,000          40%


Congress Financial Corporation (Central)        $20,000,000             20%           $5,000,000           20%


The CIT Group/Business Credit, Inc.             $20,000,000             20%           $5,000,000           20%


LaSalle Business Credit LLC                     $12,000,000             12%           $3,000,000           12%


Comerica Bank                                    $8,000,000              8%           $2,000,000           8%


TOTALS                                          $100,000,000            100%          $25,000,000         100%



Exhibit 2







                             WICKES INC., as Issuer
                             ----------------------
                                       and


                            HSBC BANK USA, as Trustee

                            -------------------------

                                    INDENTURE
                                    ---------

                          Dated as of February 26, 2003

                          -----------------------------

                                   $42,833,000

                          Senior Secured Notes Due 2005





================================================================================

     INDENTURE, dated as of February 26, 2003, between Wickes Inc., a Delaware corporation (the "Company"), and HSBC Bank USA, a New York banking corporation and trust company, as Trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Senior Secured Notes due 2005, accruing interest at a rate of 11 5/8% per annum from the Issue Date (as hereinafter defined) through December 15, 2003 and at an interest rate of 18% per annum thereafter through the Maturity Date (as hereinafter defined):

                                  Article One
                                  -----------

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

SECTION 1.01.     Definitions.
                  -----------

     "Accounts Receivable Facility" means any facility pursuant to which any Accounts Receivable Subsidiary may borrow funds secured, directly or indirectly, by an interest in accounts receivable of the Company or any Subsidiary of the Company and which is designated as such by the Company in a notice to the Trustee; provided, however, that the aggregate amount of Indebtedness that may
          --------   -------
be outstanding under such facility shall not exceed an amount equal to 100% or be less than an amount equal to 40% of the principal amount of accounts receivable owned by such Accounts Receivable Subsidiary; and provided, further,
                                                             --------   -------
that the net proceeds of any such financing shall be distributed to the Company immediately upon the receipt thereof by such Accounts Receivable Subsidiary.

     "Accounts Receivable Subsidiary" means a direct or indirect wholly-owned Subsidiary of the Company which has as its sole purpose the obtaining of financing secured directly or indirectly by an interest in accounts receivable, which Subsidiary is designated as such by the Company in a notice to the Trustee.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries, or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

     "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or, as applicable, another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" has the meaning provided in Section 4.11.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Additional Cash Interest" means the portion of the interest payable on the Notes, after December 15, 2003, that equals the amount of Excess Cash Flow, if any, for the Twelve Month Period ending immediately preceding the applicable Interest Payment Date up to but not exceeding an aggregate payment of 6 3/8% per annum, as further set forth in the Notes.

     "Asset Sale" means, other than a Real Estate Asset Sale, any direct or indirect sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction, but excluding a pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a wholly-owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company; or (ii) any other property or assets (excluding Accounts Receivable (as defined in the Revolving Loan as in effect on the Issue
Date) and excluding "accounts," as such term is defined in the UCC) of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of making a Net Proceeds Offer,
           --------   -------
Asset Sales shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $250,000.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

     "Business Day" means a day that is not a Legal Holiday.

     "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock, of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Services, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than pursuant to a transaction the sole purpose and effect of which is to change the Company's jurisdiction of incorporation to another state within the United States; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or (iii) the acquisition in one or more transactions of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or Group (other than Riverside Group, Inc., its Affiliates, J. Steven Wilson, Stone Investments, Inc. or Imagine Investments, Inc. (collectively, the "Permitted Holders")) of any securities of the Company such that, as a result of such acquisition, such Person or Group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the Company's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors or other equivalent governing body thereof, unless at such times any Permitted Holder beneficially owns an amount of voting securities greater than the amount so held by such Person or Group.

     "Change of Control Date" has the meaning provided in Section 4.14.

     "Change of Control Offer" has the meaning provided in Section 4.14.

     "Change of Control Payment Date" has the meaning provided in Section 4.14.

     "Clearstream" means Clearstream Banking, S.A.

     "Collateral" means all of the Company's owned real estate, machinery and equipment, which is subject to a Lien in favor of the Securityholders that is contractually junior only to the Senior Liens.

     "Collateral Agent" means the Trustee, in its capacity as collateral agent under this Indenture, and its successors in such capacity.

     "Collateral Documents" means the Security Agreement, the Mortgage, the UCC-1s, the Intercreditor Agreement, together with all related filings, assignments and instruments, as such agreements, filings, assignments and instruments may from time to time be amended, supplemented or otherwise modified in accordance with the terms of this Indenture and such other agreements.

     "Commodity Agreements" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, Consolidated Interest Expense, amortization expense and depreciation expense and (b) other non-cash items other than non-cash interest expense reducing Consolidated Net Income less (iii) other non-cash items
                                             ----
increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided
                                                                        --------
that there shall be excluded therefrom (a) gains and losses from asset sales or abandonments or reserves relating thereto and any related tax effects and (b) items classified as extraordinary or nonrecurring gains and losses as permitted under GAAP, and the related tax effects according to GAAP.

     "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Subsidiaries exceed the total liabilities of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 13, 2000 among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Fleet Retail Finance, Inc. as administrative agent, as amended to date and from time to time hereafter and any agreement or any subsequent agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Discharged" has the meaning provided in Section 8.01.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Cash Flow" means, for each Twelve Month Period, beginning with the Twelve Month Period ending December 27, 2003 and for each Twelve Month Period determined as of the end of each fiscal quarter thereafter, an amount equal to
(a)  Consolidated  EBITDA of the Company for such Twelve  Month Period minus (b)
                                                                       -----
the sum of (without duplication) (i) the amount required to make the minimum cash interest payment on the Securities on the next succeeding Interest Payment Date as of which cash interest is to be paid based on Excess Cash Flow, (ii) the amount required to make any mandatory redemptions pursuant to Section 3.02 on the next succeeding Interest Payment Date, (iii) the amount of interest payments and principal payments on all other Indebtedness of the Company and its Subsidiaries during such Twelve Month Period, (iv) all accruals of taxes for such Twelve Month Period, (v) Capital Expenditures made by the Company or any of its Subsidiaries during such Twelve Month Period, (vi) Ten

Million Dollars ($10,000,000), and (vii) the amount of any payment of interest on the Securities which was made pursuant to Paragraph 1 of the Notes in excess of 11 5/8% per annum during such Twelve Month Period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Subordinated Notes" means the 11 5/8% Subordinated Notes due 2003 of the Company.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture, and as later modified or supplemented.

     "Global Notes" means individually and collectively each global note in substantially the form of Exhibit A hereto bearing the Global Note Legend issued in accordance with Section 2.01 and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes issued in global form.

     "Global Note Legend" means the legend set forth in Section 2.06(d), which is required to be placed on all Global Notes issued under this Indenture.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others guaranteed by such Person, (vii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (viii) Interest Swap Obligations, (ix) all Obligations of any other Person of the type referred to in clauses (i) through (viii) which are secured by any Lien on any property or asset of such first referred to Person, the amount of such Obligation being deemed to be the lesser of the value of such property or asset or the amount of the Obligation so secured.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Individual Mortgaged Property" means, individually, each parcel of real property of the Company subject to a Mortgage.

     "Individual Mortgaged Property Fair Market Value" means that appraised value for each Individual Mortgaged Property set forth in Exhibit B hereto and any Substitute Collateral that may be added to Exhibit B from time to time.

     "Intercreditor Agreement" that certain Lien Subordination Agreement executed by the Collateral Agent and the holder of Senior Liens substantially in the form of Exhibit C hereto and any amendment thereto or replacement thereof entered into in accordance with the terms hereunder.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Interest Swap Obligations" means the net Obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person (other than the Company) by way of loan, advance, capital contribution or otherwise. The amount of any non-cash Investment (other than a Permitted Investment) shall be the fair market value of such Investment, as determined in good faith by management of the Company unless the fair market value of such Investment exceeds $1 million, in which case the fair market value shall be determined in good faith by the Board of Directors or other equivalent governing body of the Company at the time such Investment is made.

     "Issue Date" means the date of original issuance of the Securities.

     "Legal Holiday" has the meaning provided in Section 11.07.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any security interest).

     "Maturity Date" means July 29, 2005.

     "Mortgage" or "Mortgages" means (i) the mortgages or deed(s) of trust between the Company and the Mortgage Trustee or the Trustee substantially in the form of Exhibit D hereto; (ii) any agreements, instruments and documents executed or delivered pursuant to or in connection with such mortgages or deed(s) of trust (including any participation agreement signed by the Trustee); and (iii) any indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the mortgage or deed of trust under clause (i), (ii) or (iii) hereof, whether or not with the same agent, trustee, representative, lenders or holders, regardless of whether the mortgage or deed of trust or any portion thereof was outstanding or in effect at the time of such restatement, renewal, extension, restructuring, supplement or modification. Without limiting the generality of the foregoing, the term
"Mortgages" shall include any deed of trust, and amendment, restatement, renewal, extension, restructuring, supplement or modification to any mortgage or deed of trust and all refundings, refinancings and replacements of any mortgage or deed of trust, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, provided that the addition or deletion of such borrower or guarantor would not be prohibited by this Indenture, (iii) increasing the amount for Indebtedness incurred thereunder or available to be borrowed thereunder, provided such increase is permitted to be incurred under this Indenture or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by this Indenture.

     "Mortgage Trustee" means the party named as such in the Mortgages until a successor replaces it.

     "Net Cash Proceeds" means, with respect to any Asset Sale or Real Estate Asset Sale, as applicable, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by the Company or any of its Subsidiaries from such Asset Sale or Real Estate Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale or Real Estate Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), and (c) in connection with an Asset Sale, repayment of Indebtedness that is required by the terms thereof to be repaid in connection with such Asset Sale, and (d) in connection with a Real Estate Asset Sale, repayment of Indebtedness secured by any Senior Liens that is required by the terms thereof to be repaid in connection with such Real Estate Asset Sale.

     "Net Proceeds Offer" has the meaning provided in Section 4.15.

     "Note" or "Notes" shall mean one or more of the Securities issued in either global or registered form.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Participant"   means,  with  respect  to  the  Depositary,   Euroclear  or
Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Permitted  Indebtedness" means,  without duplication,  (i) the Securities;
(ii) Indebtedness of the Company incurred pursuant to the Revolving Loan and other Indebtedness in an amount outstanding at the time of incurrence not to exceed the sum of 95% of the net book value of the Company's and its Subsidiaries' accounts receivables and 75% of their inventory; (iii) Indebtedness outstanding on the date on which the Securities are issued, including, without limitation, the Existing Subordinated Notes; (iv) Indebtedness of the Company incurred to acquire vehicles or equipment used in the ordinary course of business of the Company; (v) Commodity Agreements and Interest Swap Obligations; provided that such Interest Swap Obligations are entered into in relation to interest on its Indebtedness; (vi) additional Indebtedness of the Company not to exceed $10 million outstanding at any time;
(vii) Refinancing Indebtedness; (viii) Acquired Indebtedness to the extent that the Company could have incurred such Indebtedness in accordance with Section
4.12 hereof; (ix) Indebtedness of a Subsidiary of the Company to the Company as a result of a transaction permitted by clauses (ii) and (iv) of the definition of Permitted Investments; (x) Indebtedness of an Accounts Receivable Subsidiary incurred pursuant to an Accounts Receivable Facility; and (xi) Indebtedness of the Company incurred pursuant to the Term Loan;

     "Permitted Investments" means (i) Investments by the Company to acquire the stock or assets of any Person (or Indebtedness of such Person acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company but not incurred in connection with, or anticipation or contemplation of, such transaction) engaged in a business related to the principal business of the Company as conducted on the Issue Date, (ii) Investments by the Company of cash, inventory or equipment in the ordinary course of business in a wholly-owned  Subsidiary  of the  Company  (other  than an  Accounts  Receivable
Subsidiary), (iii) Investments received by the Company or its Subsidiaries as consideration for an Asset Sale in compliance with Section

4.15  or a Real  Estate  Asset  Sale  in  compliance  with  Section  4.16,  (iv)
Investments in an Accounts Receivable Subsidiary consisting solely of (A) accounts receivable of the Company and its Subsidiaries and (B) cash to meet routine organization and administration expenses of such Accounts Receivable Subsidiary or (v) cash and Cash Equivalents.

     "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, unincorporated organization, trust, or joint venture, or a governmental agency or political subdivision thereof.

     "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the net proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium payment, if any, attributable to such Indebtedness.

     "Proceeds Purchase Date" has the meaning provided in Section 4.15(b)(2).

     "Productive Assets" means assets of a kind used or useable in the business of the Company and its Subsidiaries conducted on the Issue Date.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Real Estate Asset Sale" means any direct or indirect sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer for value consummated on or after the Issue Date by the Company to any Person other than the Company or a wholly-owned Subsidiary of the Company of any real property owned by the Company, which is subject to a Mortgage, but shall not include any sale, conveyance, transfer, Sale and Leaseback Transaction or other transfer permitted by Article Five.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

     "Refinancing   Indebtedness"  means  any  refinancing  by  the  Company  of
Indebtedness of the Company and its Subsidiaries initially incurred in accordance with this Indenture (other than pursuant to clauses (ii), (iv), (vi) or (xi) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person or (ii) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced.

     "Registrar" has the meaning provided in Section 2.03.

     "Registered Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Release Proceeds" means an amount in cash equal to twenty percent (20%) of the Individual Mortgaged Property Fair Market Value applicable to such Individual Mortgaged Property, less the aggregate amount of funds received by the Holders in redemption of their Securities pursuant to Section 3.01 to the extent not previously deducted pursuant to this provision.

     "Restricted Payment" has the meaning provided in Section 4.03.

     "Revolving Debt" has the meaning provided in Section 4.15.

     "Revolving Loan" means any loan pursuant to the revolving loan provisions of the Credit Agreement.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by said Person on the security of such property.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Company's Senior Secured Notes due 2005, accruing interest at a rate of 11 5/8% per annum from the Issue Date through December 15, 2003 and at an interest rate of 18% per annum thereafter through the Maturity Date, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. Securities may be issued in the form of Global Notes and/or Registered Notes.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Security Agreement" means that certain Junior Security Agreement executed by the Company, to encumber machinery and equipment of the Company in favor of the Collateral Agent, substantially in the form of Exhibit E hereto.

     "Senior Liens" mean the Liens securing Permitted Indebtedness under clauses
(ii) and (xi) of the definition of "Permitted Indebtedness," including, but not limited to, the following obligations, whether outstanding on the Issue Date or thereafter incurred: all Indebtedness and other monetary obligations of the Company or any Subsidiary of the Company under or in respect of the Revolving Loan or the Term Loan, whether for principal, interest, fees, expenses, indemnification or otherwise; provided, however, (i) the principal amount of the
                              --------  -------
Indebtedness secured by such Liens on the real property owned by the Company outstanding at any one time shall not exceed the sum of $17,080,000 and 50% of the face amount of the Existing Subordinated Notes issued and outstanding on the Issue Date; (ii) notwithstanding the amount of the Indebtedness permitted to be secured by Senior Liens pursuant to clause (i) above, the amount of the Indebtedness secured by Liens on such real property may include Indebtedness under clause (ii) of the definition of "Permitted Indebtedness," if such Indebtedness under such clause (ii), (a) is under the same credit facility that provides the Term Loan secured by the real property of the Company, (b) is cross-collateralized by the real property securing the Term Loan, and (c) does not permit an amount outstanding at any one time thereunder to exceed the amounts permitted to be outstanding at any one time under clause (ii) of the definition of "Permitted Indebtedness"; and (iii) the amount of the Indebtedness permitted to be secured by Senior Liens pursuant to clause (i) above shall be reduced by the greater of (x) the amount of the Net Cash Proceeds from a Real Estate Asset Sale which are applied to repay Indebtedness secured by Senior Liens and (y) eighty percent (80%) of the Individual Mortgaged Property Fair Market Value of the Individual Mortgaged Property subject to such Real Estate Asset Sale. From and after the date hereof, the aggregate amount of proceeds of the Company's owned real property that may be received by the holders of Senior Liens in priority to the holders of Securities will equal the amount described in clause (i) above.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Substitute Collateral" means real property used in the Company's business and substantially similar to the real property subject to Mortgages as of the date of this Indenture and that has (i) an appraised value that is equal to or greater than the value of the Collateral that it is replacing or (ii) an appraised value not subject to a Senior Lien which is at least equal to the shortfall in the amount of the Release Proceeds from the sale of the Collateral that is being replaced; provided, however, that such appraisal shall be
                           --------   -------
conducted by an independent third party appraiser appointed by the Company that has at least ten (10) years experience appraising real estate in the relevant jurisdiction. Such appraiser shall assume, among other things, a marketing time of not greater than six (6) months.

     "Term Loan" means any loan (other than the Revolving Loan) under the Credit Agreement and any other Indebtedness of the Company which is secured by, among other things, a Lien on any real property owned by the Company or any of its Subsidiaries, as may be entered into, amended from time to time, and any agreement or any subsequent agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

     "TIA"   means  the  Trust   Indenture   Act  of  1939  (15  U.S.C.   ss.ss.
77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 10.03.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor.

     "Twelve Month Period" means each four-fiscal-quarter period of the Company.

     "UCC" means the Uniform Commercial Code of New York, as amended.

     "UCC-1s" means those UCC financing statements and fixture filings filed by the Company in connection with any of the Collateral Documents.

     "U.S. Government Obligations" has the meaning provided in Section 8.01.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "wholly-owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors are owned by such Person or any wholly-owned Subsidiary of such Person.

SECTION 1.02.     Incorporation by Reference of TIA.
                  ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.
                  ---------------------

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular; and

     (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  Article Two
                                  -----------

                                 THE SECURITIES
                                 --------------

SECTION 2.01.     Form and Dating.
                  ---------------

     The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.     Execution and Authentication.
                  ----------------------------

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $63,965,000 upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $63,965,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Securities shall be issuable in global or registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     Registrar and Paying Agent.
                  --------------------------

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.     Paying Agent To Hold Assets in Trust.
                  ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Securityholder Lists.
                  --------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.
                  ---------------------

     (a) General Provisions Relating to Transfers and Exchanges.

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Registered Notes upon the Company's order or at the Registrar's request.

     (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Registered Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) between a record date and the next succeeding interest payment date.

     (iv) All Global Notes and Registered Notes issued upon any registration of transfer or exchange of Global Notes or Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Registered Notes surrendered upon such registration of transfer or exchange.

     (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (vi) The Trustee shall authenticate Global Notes and Registered Notes in accordance with the provisions of Section 2.02 hereof.

     (vii) All certifications and certificates required to be submitted to the Registrar, the Company and the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

     (b) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Registered Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes should be exchanged for Registered Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Registered Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in Sections 2.06, 2.07, 2.10 and 10.05 hereof, although beneficial interests in a Global Note may be transferred and exchanged as provided in this Section 2.06.

     (c) Transfer and Exchange Involving Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(c)(i).

     (ii) Transfers and Exchanges of Beneficial Interests in Different Global Notes. In connection with all transfers and exchanges of beneficial interests in different Global Notes, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s).

     (iii)  Transfer  and  Exchange of  Beneficial  Interests in Global Notes to
Registered Notes. In addition to the foregoing procedures, Global Notes and beneficial interests therein shall be exchangeable for Registered Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Registered Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In all cases, Registered Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Registered Note in the appropriate principal amount. Any Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Registered Notes to the Persons in whose names such Notes are so registered.

     (iv) Transfer and Exchange of Registered Notes to Beneficial Interests in Global Notes. A Holder of a Registered Note may exchange such Note for a beneficial interest in a Global Note or transfer such Registered Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or to register such a transfer, the Trustee shall cancel the applicable Registered Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

     If any such exchange or registration of transfer from a Registered Note to a beneficial interest in a Global Note is effected at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Registered Notes so transferred.

     (d) Transfer and Exchange of Registered Notes for Registered Notes. Upon request by a Holder of Registered Notes, the Registrar shall register the transfer or exchange of Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

     (e)  Global  Note  Legend.   Each  Global  Note  shall  bear  a  legend  in
substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

"UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS

AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (f) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 2.07.     Replacement Securities.
                  ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08.     Outstanding Securities.
                  ----------------------

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security; provided, however, that such a Security held by
                                --------   -------
the Company shall not be entitled to benefit from the Collateral secured under the Collateral Documents.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Securities.
                  -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice,
Securities owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.     Temporary Securities.
                  --------------------

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.     Cancellation.
                  ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the written direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.
                  ------------------

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.     CUSIP Number.
                  ------------

     The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be
                         --------
made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.     Deposit of Moneys.
                  -----------------

     Prior to 11:00 a.m.  New York City time on each  Interest  Payment Date and
Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                 Article Three
                                 -------------

                           REDEMPTION AND AMORTIZATION
                           ---------------------------

SECTION 3.01.     Optional Redemption; Notices to Trustee.
                  ---------------------------------------

     If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.     Mandatory Amortization.
                  ----------------------

     Notwithstanding anything contained herein, this Section 3.02 shall not apply to Asset Sales or Net Cash Proceeds therefrom. In the event and on each occasion that any Net Cash Proceeds are received from any Real Estate Asset Sale by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall prepay the principal of the Securities in an amount equal to the aggregate amount of such Net Cash Proceeds at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities. None of such Net Cash Proceeds shall be applied towards accrued and unpaid interest on the Securities until all of the outstanding principal of the Securities has been paid. In connection with any mandatory amortization pursuant to this Section 3.02, the Company shall deliver to the Trustee a notice stating which portion of the funds delivered to the Trustee on the applicable Interest Payment Date constitutes a current or accrued interest payment and which portion will constitute amortization payments of principal to be made with Net Cash Proceeds pursuant to this Section 3.02. On the first Interest Payment Date after the date hereof, the Company shall prepay the principal of the Securities in an amount equal to $4,980,000, which shall be applied at the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities.

SECTION 3.03.     Selection of Securities To Be Redeemed.
                  --------------------------------------

     If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04.     Notice of Redemption.
                  --------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Securities are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price;

     (3) the name and address of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

     (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

     (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.05.     Effect of Notice of Redemption.
                  ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

SECTION 3.06.     Deposit of Redemption Price.
                  ---------------------------

     On or before 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.07.     Securities Redeemed in Part.
                  ---------------------------

                  Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  Article Four
                                  ------------

                                    COVENANTS
                                    ---------

SECTION 4.01.     Payment of Securities.
                  ---------------------

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. The Company shall deliver to the Trustee a notice on or prior to 45 days after the end of each fiscal quarter certifying as to the amount of the Excess Cash Flow, if any, of the Company for the immediately preceding Twelve Month Period and the amount of Additional Cash Interest to be paid on the next succeeding Interest Payment Date following the delivery of such notice.

     The Company shall pay, to the extent such payments are lawful, interest on any overdue principal and on any overdue installments of interest (without regard to any applicable grace periods) on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.     Maintenance of Office or Agency.
                  -------------------------------

     The Company  shall  maintain the office or agency  required  under  Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03.     Limitation on Restricted Payments.
                  ---------------------------------

     The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock for Capital Stock or warrants, rights or options to purchase Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment") if, at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the ratio of Indebtedness to Consolidated Net Worth exceeds 6 to 1.

     Notwithstanding the foregoing, the provisions of this Section 4.03 shall not prohibit:

     (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

     (2) the acquisition of Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) either (i) solely in exchange for shares of Capital Stock, or warrants, options or rights to purchase Capital Stock, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Capital Stock or warrants, options or rights to purchase Capital Stock;

     (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or
(ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Capital Stock, or warrants, rights or options to purchase Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;

     (4) the making of Investments in an aggregate amount not to exceed $10 million;

     (5) the repurchase on or prior to the maturity date of the Existing Subordinated Notes; and

     (6) the purchase for value of shares of Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of the Company held by directors, officers or employees of the Company not to exceed $1,000,000 in any twelve-month period;

     provided  that in the case of clauses (2),  (3), (4) and (6), no Default or
     --------
Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     Prior to any Restricted Payment under the first paragraph of this Section 4.03, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

SECTION 4.04.     Corporate Existence.
                  -------------------

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided,
                                                                       --------
however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other equivalent governing body of the Company or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary.

SECTION 4.05.     Payment of Taxes and Other Claims.
                  ---------------------------------

     The  Company  shall  pay or  discharge  or cause to be paid or  discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that nothing
                                                --------   -------
in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses.

SECTION 4.06.     Maintenance of Properties and Insurance.
                  ---------------------------------------

     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section shall prevent
                  --------  --------
the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses.

     (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance including public liability insurance, third party property damage insurance and casualty insurance, which may include appropriate self-insurance, under policies of insurance, with such insurance companies, in such amounts, and against such loss or damage that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner and comparable to the policies typically held by companies in similarly situated industries taking into account the jurisdictions where the Company's property is located. All such liability policies are to name the Collateral Agent as an additional insured thereunder, and all casualty policies are to name the Collateral Agent as a loss payee thereunder, subject to rights of the holders of the Senior Liens, as the case may be.

SECTION 4.07.     Compliance Certificate; Notice of Default.
                  -----------------------------------------

     (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is  continuing,
(ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Securities or (iii) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary seeks to exercise any remedy with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of it becoming aware of such occurrence.

SECTION 4.08.     Compliance with Laws.
                  --------------------

     The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.09.     SEC Reports; TIA Compliance.
                  ---------------------------

     The Company shall file with the Trustee and provide to the Securityholders within 15 days after it files the same with the SEC copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with all applicable provisions of the TIA, including ss.ss. 314(a) and (b).

SECTION 4.10.     Waiver of Stay, Extension or Usury Laws.
                  ---------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11.     Limitation on Transactions with Affiliates.
                  ------------------------------------------

     Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a wholly-owned Subsidiary of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of
                      --------   -------
related transactions involving value of $1,000,000 or more, such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company and evidenced by a Board Resolution; provided,
                                                                       --------
further,  that for a  transaction  or series of related  transactions  involving
-------
value of $5,000,000 or more, the Board of Directors of the Company shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. The foregoing restrictions shall not apply to reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder.

SECTION 4.12.     Limitation on Incurrence of Additional Indebtedness.
                  ---------------------------------------------------

     Neither the Company nor any Subsidiary will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, or otherwise become responsible for (collectively "incur") any Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing provisions, the Company may incur Indebtedness if on the date of the incurrence of such Indebtedness (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof and (ii) the ratio of Indebtedness to Consolidated Net Worth is less than 6 to 1.

SECTION 4.13.     Limitation on Dividend and Other
                  Payment Restrictions Affecting Subsidiaries.
                  -------------------------------------------

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries, or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, (2) this Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary, (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (5) agreements existing on the Issue Date (including Indebtedness under clause (ii) of the definition of "Permitted Indebtedness" and the indenture relating to the Existing Subordinated Notes), (6) agreements relating to an Accounts Receivable Facility or (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4) or (5)  above;  provided,  however,  that the  provisions  relating  to such
                    --------   -------
encumbrance or restriction contained in any such financing, replacement or substitution agreement are not less favorable to the Company in any material respect in the reasonable judgment of the Board of Directors than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

SECTION 4.14.     Change of Control.
                  -----------------

     (a) In the event of a Change of Control, the Company shall be obligated to make an offer to repurchase all outstanding Securities pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to the then effective optional redemption price thereof as set forth in Paragraph 5 of the Securities plus accrued interest, if any, as set forth in Paragraph 2 of the Securities to the date of repurchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness under clauses (ii) and (xi) of the definition of "Permitted Indebtedness" or offer to repay in full all such Indebtedness and to repay the Indebtedness owed to each bank which has accepted such offer, or (ii) obtain the requisite consents under any Indebtedness under clause (ii) of the definition of "Permitted Indebtedness" and any agreement evidencing the Term Loan, if necessary, to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described in this Section 4.14.

     (b) Within 30 days following the occurrence of a Change of Control (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder of Securities as of the Change of Control Date, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

     (1) that the Change of Control Offer is being made pursuant to this Section
4.14 and that all Securities tendered and not withdrawn will be accepted for payment;

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

     (3) that any Security not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

     (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

     (c) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted, together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.15.     Limitation on Asset Sales.
                  -------------------------

     (a) Notwithstanding anything contained herein, this Section 4.15 shall not apply to Real Estate Asset Sales or Net Cash Proceeds therefrom. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale or a series of related Asset Sale involves consideration in excess of $500,000, by the Board of Directors, as evidenced by a Board Resolution), (ii) at least 85% of the consideration (other than Indebtedness assumed in such Asset Sale which is (A) Indebtedness that is non-recourse to the Company and its Subsidiaries after such Asset Sale or (B) subordinate or junior to the Securities, non-recourse to the Company and its Subsidiaries after such Asset Sale and assumed in accordance with Section 4.03 hereof) received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall commit, or cause such Subsidiary to commit, to apply the Net Cash Proceeds of such Asset Sale within 180 days of the receipt thereof, and shall apply, or cause such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay any Permitted Indebtedness, as defined in clauses (ii) and (xi) of the definition thereof (and to the extent such Indebtedness relates to a revolving credit or similar facility ("Revolving Debt") a corresponding reduction in the commitments thereunder; provided,
                                                                       --------
however,  that (i) up to an  aggregate  of $20  million of Net Cash  Proceeds of
-------
Asset Sales may be applied to the repayment of Revolving Debt without a corresponding reduction in the commitments thereunder, (B) to reinvest in Productive Assets, or (C) to purchase Securities tendered to the Company for purchase at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 of the Securities, plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that if
                                                     --------   -------
at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with clause (iii) above; and provided, further, that the Company may defer making a Net Proceeds Offer
    --------   -------
until the aggregate Net Cash Proceeds from Asset Sales to be applied equals or exceeds $5.0 million.

     (b) Subject to the deferral right in the final proviso of paragraph (a), each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 180 days after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

     (1) that the Net Proceeds Offer is being made pursuant to Section 4.15 and that all Securities tendered will be accepted for payment; provided, however,
                                                             --------   -------
that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

     (3) that any Security not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

     (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

     (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

     On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted, together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Net Proceeds Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

SECTION 4.16.     Real Estate Asset Sales; Payment of Proceeds.
                  --------------------------------------------

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, undertake any Real Estate Asset Sale; unless each of the following conditions is satisfied:

     (1) after giving effect to the release of the Individual Mortgaged Property either (i) the Collateral Agent shall receive the Release Proceeds, or (ii) the real property the subject of such Real Estate Asset Sale is replaced with Substitute Collateral;

     (2) the Company submits to the Collateral Agent, a release of the applicable Mortgage and related Collateral Documents for execution by the Collateral Agent. Such release shall be in a form customary and appropriate for the jurisdiction in which the Individual Mortgaged Property being released is located; and

     (3) the Company also complies with Section 9.03.

     (b) In the event the Collateral Agent receives any Net Cash Proceeds in connection with a Real Estate Asset Sale, upon receipt thereof, such Net Cash Proceeds shall be treated as a mandatory prepayment of principal in accordance with Section 3.02 hereof.

SECTION 4.17.     Optional Mortgage.
                  -----------------

     Within 30 days after the Company has retired its mortgage indebtedness existing as of the date hereof and relating to the real property located at 742 Highway 46, Kenvil, New Jersey 07847 and upon the receipt by the Company of a written request from the Holders of at least 25% in principal amount of the outstanding Securities, the Company shall record in favor of the Trustee a fully executed Mortgage relating to such Real Property, and deliver to the Trustee an executed copy of such Mortgage, an ALTA survey and a title commitment with respect thereto and an Opinion of Counsel to the effect required by Section 9.02(a). The Individual Mortgaged Property Fair Market Value for such Kenvil, New Jersey property shall be deemed to be a value equal to $900,000.

                                  Article Five
                                  ------------

                              SUCCESSOR CORPORATION
                              ---------------------

SECTION 5.01.     When Company May Merge, Etc.
                  ---------------------------

     (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a Plan of Liquidation, unless:

     (1) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such surviving or transferee Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

     (2) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person (A) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, less any amounts then permitted to be paid as a Restricted Payment pursuant to
Section 4.03 and (B) is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

     (3) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default shall have occurred and be continuing; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving or transferee Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.     Successor Corporation Substituted.
                  ---------------------------------

     Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                  Article Six
                                  -----------

                              DEFAULT AND REMEDIES
                              --------------------

SECTION 6.01.     Events of Default.
                  -----------------

                  An "Event of Default" occurs if:

     (1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days; or

     (2) the Company defaults in the payment of the principal amount of any Securities when the same becomes due and payable, at maturity, upon redemption or otherwise; or

     (3) the Company fails to observe or perform any other covenant or agreement contained in the Securities, this Indenture or any Collateral Document and the Default continues for a period of 30 days after written notice thereof specifying such Default has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

     (4) there shall be a failure to pay at the stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated maturity or which has been accelerated, aggregates $5,000,000 or more at any time; or

     (5) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

     (6) the Company or any Subsidiary (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or
(G) takes any corporate action to authorize or effect any of the foregoing; or

     (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary, (B) appoint a Custodian of the Company or any Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02.     Acceleration.
                  ------------

     If an Event of Default (other than an Event of Default specified in Section 6.01(6) or 6.01(7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.01(6) or 6.01(7) occurs with respect to the Company, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and 6.01(7), the Trustee shall have received an Officers' Certificate from the Company and an Opinion of Counsel to the Company that such Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.
                  --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.
                  -----------------------

     Subject to Sections 6.02, 6.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05.     Control by Majority.
                  -------------------

     The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other
                                    --------
action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     Limitation on Suits.
                  -------------------

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee notice of a continuing Event of Default;

     (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

     (4) the Trustee either (i) gives the Holders notice it will not comply with such request or (ii) does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

     (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     Rights of Holders To Receive Payment.
                  ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     Collection Suit by Trustee.
                  --------------------------

     If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

SECTION 6.09.     Trustee May File Proofs of Claim.
                  --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     Priorities.
                  ----------

     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

     First: to the Trustee for amounts due under Section 6.09 and 7.07;

     Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

     Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.
                  ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder pursuant to
Section 6.07.

                                 Article Seven
                                 -------------

                                     TRUSTEE
                                     -------

SECTION 7.01.     Duties of Trustee.
                  -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) The Trustee need perform only those duties as are specifically set forth in this Indenture, the TIA and the Collateral Documents and no covenants or obligations shall be implied in this Indenture, the TIA or the Collateral Documents against or that are adverse to the Trustee.

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This  paragraph  does not limit the  effect  of  paragraph  (b) of this
Section 7.01.

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture or any Collateral Document that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.     Rights of Trustee.
                  -----------------

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate from the Company or an Opinion of Counsel to the Company, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (i) a Trust Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder of the Securities.

     (h) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any such Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

     (i) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03.     Individual Rights of Trustee.
                  ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.
                  --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture, any Collateral Document or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture, any Collateral Document or the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.     Notice of Default.
                  -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment, and other than in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall mail to the Securityholders a copy of any notice it receives from a Securityholder under Section 6.06, and of any notice the Trustee provides to any Securityholder under Section 6.06(4)(i).

SECTION 7.06.     Reports by Trustee to Holders.
                  -----------------------------

     Within 60 days after each May 15 of each year, beginning with May 15, 2003, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

SECTION 7.07.     Compensation and Indemnity.
                  --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the  Company's  payment  obligations  in Section 6.09 and in this
Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that in the event that such expenses and compensation fail to constitute expenses of administration under any Bankruptcy Law, the Trustee shall have a lien prior to the Securities in accordance with this Section 7.07.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 7.08.     Replacement of Trustee.
                  ----------------------

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the

Trustee by so notifying the Company and the Trustee and may appoint a successor trustee. The Company may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.
                  --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.     Eligibility; Disqualification.
                  -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(l) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided,
                                                                       --------
however,  that there shall be excluded from the  operation of TIA ss.  310(b)(l)
-------
any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(l) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Securities.

SECTION 7.11.     Preferential Collection of Claims Against Company.
                  -------------------------------------------------

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Securities.

                                 Article Eight
                                 -------------

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

SECTION 8.01.     Termination of Company's Obligations.
                  ------------------------------------

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07, 8.05 and 8.06 shall survive the effect of this Article Eight) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

     In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities 90 days after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.05, 4.09 and 5.01 90 days after the applicable conditions set forth below have been satisfied:

     (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Legal Tender or U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and
(ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due; provided that no deposits made pursuant to this Section 8.01 shall cause the
--------
Trustee to have a conflicting interest as defined in and for purposes of the TIA; provided, further, that no such deposit shall result in the Company, the
     --------   -------
Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940.

     (2) No Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

     (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the Company to the effect that (i) the funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) after the 91st day following the deposit, the funds so deposited will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court
                                             --------   -------
were to rule under any such law in any case or proceeding that the funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the funds except the following: (A) assuming such funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such funds if such funds are used, and
(C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any Section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B), (iii) all conditions precedent to the Discharge pursuant to this Section 8.01 have been complied with, together with an Officers' Certificate to such effect;

     (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

     (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Revolving Loan) to which the Company or any of its subsidiaries is a party or by which it or its property is bound.

     Notwithstanding  the foregoing,  the Opinion of Counsel  required by clause
(i) of paragraph 3 above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of expense, of the Company.

     "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of the Holders of Securities to receive, from the trust fund described in clause
(1) above, payment of the principal of and the interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08 and (iii) the
rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 8.02.     Release of Collateral.
                  ---------------------

     When all amounts, including all principal and all accrued and unpaid interest on, the outstanding Securities has been paid or when all outstanding Securities have been delivered to the Company for cancellation or the Company otherwise has been Discharged with respect to its obligations with respect to the Securities pursuant to Sections 8.01 and 8.03, the Collateral shall be released pursuant to Sections 9.03 and 9.09.

SECTION 8.03.     Acknowledgment of Discharge by Trustee.
                  --------------------------------------

     Subject to Section 8.06, after (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause
(i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.04.     Application of Trust Money.
                  --------------------------

     The  Trustee  shall  hold  in  trust,  money,  U.S.  Legal  Tender  or U.S.
Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Legal Tender and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Securities.

SECTION 8.05.     Repayment to the Company.
                  ------------------------

     The Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent
                        --------  -------
may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.06.     Reinstatement.
                  -------------

     If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Collateral Documents and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that
                                                        --------   -------
if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  Article Nine
                                  ------------

                             COLLATERAL AND SECURITY
                             -----------------------

SECTION 9.01.     Security.
                  --------

     The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities and performance of all other obligations of the Company under this Indenture and the Securities, according to the terms hereunder, shall be secured by the Collateral, as provided in the Collateral Documents which the Company and the applicable parties have entered into simultaneously with the execution of this Indenture for the benefit of the Trustee and the Holders of Securities. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the
Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take any and all actions required by applicable law to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected priority Lien in and on all the Collateral in accordance with the terms of the Collateral Documents.

SECTION 9.02.     Recording and Opinions.
                  ----------------------

     The Company will cause this Indenture, if necessary, the applicable Collateral Documents, including any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Lien securing the obligations under this Indenture, the Collateral Documents and the Securities pursuant to the Collateral Documents.

     The Company shall furnish to the Trustee:

     (a) Promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States (a) stating that this Indenture, the Notes and the Collateral Documents and such instruments of further assurance or amendment, if any, are valid, binding and enforceable obligations of the Company and its Subsidiaries which are signatories to those agreements, subject to customary qualifications and exceptions reasonably acceptable to the Trustee, and (b) either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Indenture and Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to customary assumptions and exclusions, as to such Indenture and Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of the Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any Lien created under any of the Collateral Documents effective as intended by this Indenture and such Collateral Documents; and

     (b) Within 30 days after February 1, in each year beginning with the year 2004, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c) The Company shall furnish to the Trustee the certificate or opinions, as the case may be, required by TIA Section 314(d), subject, however, to the last sentence of Section 9.03(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

SECTION 9.03.     Release of Collateral.
                  ---------------------

     (a) Subject to subsections (b), (c) and (d) of this Section 9.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under the applicable Collateral Document have been met and specifying (A) the identity of the Collateral to be released and (B) the provision of this Indenture or the Intercreditor Agreement which authorizes such release. The Trustee shall release, and, if the Trustee is not also serving as the Collateral Agent and/or Mortgage Trustee, shall give any necessary consent, waiver or instruction to the Collateral Agent or the Mortgage Trustee, as the case may be, to release (at the sole cost and expense of the Company) (i) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of; provided, such contribution, sale, lease, conveyance, transfer or other distribution is or will be in accordance with the provisions of this Indenture, including, without limitation, the requirement that the Net Cash Proceeds, if any, from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral which may be released with the consent of Holders pursuant to Article Ten hereof; (iii) any Collateral which is required to be released by the Intercreditor Agreement; (iv) all Collateral upon discharge or defeasance of this Indenture in accordance with Article Eight hereof; and (v) all Collateral upon the payment in full of all obligations of the Company with respect to the Securities. Upon receipt of such Officers' Certificate, an Opinion of Counsel stating that all conditions precedent hereunder and under the applicable Collateral Documents for such release have been met and any other opinions or certificates required by this Indenture and the TIA, the Trustee, Mortgage Trustee or Collateral Agent, as applicable, shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Documents.

     (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificates required by this Section 9.03.

     (c) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents. In addition, the Trustee shall release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents in accordance with and as required by the Intercreditor Agreement.

     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Company in the exercise of reasonable care. Notwithstanding anything to the contrary hereunder, the Company shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

SECTION 9.04.     Protection of the Collateral.
                  ----------------------------

     Upon prior written notice to the Company, the Trustee, as Collateral Agent, shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Company under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Securities or the Trustee.

SECTION 9.05.     Certificates of the Company.
                  ---------------------------

     The Company shall furnish to the Trustee, as Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel pursuant to Section 11.04, which opinion shall be subject to customary assumptions and exclusions, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 9.06.     Certificates of the Trustee.
                  ---------------------------

     In the event that the Company wishes to release Collateral in accordance with this Indenture and the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections
9.03 and 9.05 hereof, if the Trustee is not then serving as Mortgage Trustee, the Trustee shall determine whether it has received all documents required by TIA Section 314(d) and under the Collateral Documents in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 9.05(ii), shall deliver a certificate to the Mortgage Trustee setting forth such determination.

SECTION 9.07.     Authorization of Actions to be Taken by the Trustee, as
                  -------------------------------------------------------
Collateral Agent, Under the Collateral Documents.
------------------------------------------------

     Subject to the provisions of Sections 7.01 and 7.02 hereof, and the Collateral Documents, the Trustee, as Collateral Agent, may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Mortgage Trustee to take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. Subject to the Collateral Documents, the Trustee, as Collateral Agent, shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 9.08.     Authorization of Receipt of Funds by the Trustee Under the
                  -----------------------------------------------------------
Collateral Documents.
--------------------

     Subject to the Security Agreement and the Mortgages and the provisions of the Intercreditor Agreement, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee, as Collateral Agent, may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Any collateral that is cash held by the Trustee, as Collateral Agent, and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents) in accordance with Section 6.10 hereof, or as the Holders of the Securities shall direct pursuant to Section 6.05 hereof. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations underlying this Indenture shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 9.09.     Termination of Security Interest.
                  --------------------------------

     Upon the payment in full of all Obligations of the Company under this Indenture and the Securities, or upon the Company having otherwise been Discharged from its Obligations with respect to the Securities pursuant to
Section 8.01, the Trustee shall, at the written request of the Company, if Trustee is not then serving as Collateral Agent or Mortgage Trustee, deliver a certificate to the Collateral Agent and the Mortgage Trustee stating that such Obligations have been paid in full or Discharged, and instruct the Collateral Agent or the Mortgage Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 9.10.     Cooperation of Trustee.
                  ----------------------

     In the event the Company pledges or grants to the Trustee a security interest in additional Collateral, the Trustee shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such pledge shall be comparable to the provisions of the existing relevant Collateral Documents. Subject to, and in accordance with the requirements of this Article Nine and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to Section 9.03, the Trustee, subject to the provisions of Sections 9.03 and 9.05, shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

SECTION 9.11.     Collateral Agent and Mortgage Trustee; Appointment of
                  ------------------------------------------------------
Co-Trustee or Separate Trustee.
------------------------------

     The Mortgage Trustee may be delegated any one or more of the duties or rights of the Trustee, as Collateral Agent, hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Mortgage Trustee for the ratable benefit of the Trustee, the Holders of the Securities and the holders from time to time of Senior Liens. In addition, the Mortgage Trustee shall have such rights and duties as may be specified in the Security Agreement or Mortgage, as the case may be.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power, and may execute and deliver all instruments, to appoint one or more Persons to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person, in such capacity and for the benefit of the Securityholders, such Lien on or title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Indenture shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 7.10 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 7.08. The Company shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law or any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of lien on or title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture; and

     (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 9.11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Company.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.12.     Collateral Documents.
                  --------------------

     The Company, the Trustee and the Collateral Agent are entering into the Security Agreement and the Intercreditor Agreement and the Company and the Mortgage Trustee are entering into the Mortgages, each of which sets forth the relative rights of the Trustee and the Holders, on the one hand, and the holders of the Senior Liens, on the other hand, as to the priority of payment of the Senior Liens over the Securities and related obligations in certain circumstances. As among the Holders, the Collateral shall be held for the equal and ratable benefit of such Holders without preference, priority or distinction of any thereof over any other. The terms of this Indenture and the Collateral Documents will be subject to the terms of such Collateral Documents and each Holder, by accepting any Securities, agrees to all of the terms and provisions of such Collateral Documents, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting any Securities, acknowledges and agrees that its rights to payment of the obligations evidenced by the Securities may be subject to the terms of any such Collateral Documents and agrees that the Trustee is hereby irrevocably authorized and directed to execute, deliver and perform such Collateral Documents, in accordance with their respective terms. The Trustee agrees that in the event of any conflict between this Indenture and the Collateral Documents, the provisions of such Collateral Documents shall control; provided, that no provision of such Collateral Documents shall be deemed to limit or subordinate the Trustee's right to compensation, fees, expenses or indemnities under this Indenture, or the Trustee's right to require Officers' Certificates or Opinions of Counsel in accordance with the provisions of this Indenture. The provisions of this Section shall be expressly for the benefit of the holders of the Senior Liens and may not be amended without the consent of the holders of a majority in principal amount of Indebtedness under clause (ii) or (xi) of the definition of "Permitted Indebtedness," as applicable (without thereby limiting any other provisions of this Indenture or elsewhere provided for their benefit).

SECTION 9.13.     Trustee Authorization.
                  ---------------------

     The Trustee, in its capacity as trustee hereunder, Mortgage Trustee and Collateral Agent, is authorized, and is hereby directed to execute and deliver each Collateral Document to which it is to be a party as contemplated hereby, and is authorized to perform each of the duties and obligations of the Trustee thereunder.

                                  Article Ten
                                  -----------

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
                       -----------------------------------

SECTION 10.01.    Without Consent of Holders.
                  --------------------------

     The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, any Collateral Document or the Securities without notice to or consent of any Securityholder:

     (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

     (2) to comply with Article Five;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

     (4) to make any other change that does not adversely affect in any material respect the rights of any Securityholders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.    With Consent of Holders.
                  -----------------------

     Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, any Collateral Document or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, any Collateral Document or the Securities without notice to any other Securityholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Security affected thereby:

     (1) reduce or have the effect of reducing the amount of Securities whose Holders must consent to an amendment;

     (2) reduce or have the effect of reducing the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

     (3) reduce or have the effect of reducing the principal of or change or have the effect of changing the fixed maturity of any Securities, or change or have the effect of changing the date on which any Securities may be subject to redemption or repurchase, or reduce or have the effect of reducing the redemption or repurchase price therefor;

     (4) make or have the effect of making any Securities payable in money other than that stated in the Securities; or

     (5) make or have the effect of making any change in provisions of this Indenture (i) protecting the right of each Holder of a Security to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment or (ii) relating to waivers of past Defaults or Events of Default with respect to the payment of principal of or interest on the Securities.

     It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.    Compliance with TIA.
                  -------------------

     Every amendment, waiver or supplement of this Indenture, any Collateral Document or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.    Revocation and Effect of Consents.
                  ---------------------------------

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (6) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall
                                             --------
not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05.    Notation on or Exchange of Securities.
                  -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the security shall issue and the Trustee shall authenticate a new security that reflects the changed terms.

SECTION 10.06.    Trustee To Sign Amendments.  Etc.
                  --------------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided that the Trustee may, but shall not be
                                --------
obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or any Collateral Document. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by
Section 11.04, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                 Article Eleven
                                 --------------

                                  MISCELLANEOUS
                                  -------------

SECTION 11.01.    TIA Controls.
                  ------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.    Notices.
                  -------

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                  Wickes Inc.
                  706 North Deerpath Drive
                  Vernon Hills, Illinois  60061
                  Attention:  Chief Financial Officer
                  Telecopier No.:  (847) 367-3767

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:  Ted S. Waksman and Raymond O. Gietz
                  Telecopier No.:  (212) 310-8007
                  if to the Trustee:

                  HSBC Bank USA
                  452 Fifth Avenue
                  New York, New York 10018-0200
                  Attention:  Issuer Services
                  Telecopier No.:  (212) 525-1300

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    Communications by Holders with Other Holders.
                  --------------------------------------------

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with;

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 11.05.    Statements Required in Certificate or Opinion.
                  ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.    Rules by Trustee,  Paying Agent, Registrar.
                  ------------------------------------------

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.    Legal Holidays.
                  --------------

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of Payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue in respect of such payment for the intervening period.

SECTION 11.08.    Governing Law.
                  -------------

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09.    No Adverse Interpretation of Other Agreements.
                  ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    No Recourse Against Others.
                  --------------------------

     A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.    Successors.
                  ----------

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.    Duplicate Originals.
                  -------------------

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.    Severability.
                  ------------

     In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                            [Signature Page Follows]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                         WICKES INC.


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                         HSBC BANK USA, as Trustee

                                         By:
                                           -------------------------------------
                                              Name:
                                                  ------------------------------
                                              Title:
                                                  ------------------------------

                                                                       EXHIBIT A
                                                                       ---------

                                   WICKES INC.

                          Senior Secured Note Due 2005


NO.                                                                      $

                  WICKES INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _____________ or registered assigns, the principal sum of _________________ Dollars or such lesser amount as may be outstanding under this Note from time to time, on July 29, 2005.

                  Interest Payment Dates:  15th of each month

                  Record Dates:  1st of each month

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         WICKES INC.


                                         By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                         By:
                                           -------------------------------------
                                            Name:
                                            Title:



Dated: ___________, 2003

Trustee's Certificate of Authentication

                  This is one of the Senior Secured Notes Due 2005 referred to in the within-mentioned Indenture.

                                         HSBC BANK USA,
                                            as Trustee


                                         By:
                                           -------------------------------------
                                                   Authorized Officer

                              (REVERSE OF SECURITY)

                          Senior Secured Note Due 2005

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

The liens securing this instrument are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the "Subordination Agreement") dated as of February 26, 2003 among HSBC Bank USA, as Trustee, Wickes Inc. (the "Company") and Merrill Lynch Capital, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("Agent"), to the liens securing the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of February 26, 2003 among the Company, Agent and the lenders from time to time party thereto (the "Credit Agreement") as such Credit Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under the Credit Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement and each agreement made therein by the Trustee on its behalf.

1. Interest.  WICKES INC., a Delaware  corporation (the "Company"),  promises to
   --------
pay interest on the principal amount of this Security from the Issue Date through and including December 15, 2003 at a rate equal to 11 5/8% per annum and thereafter (the "Second Interest Period") at a rate equal to 18% per annum, except a portion shall accrue as simple interest. The portion of the interest to be paid in cash shall be 11 5/8% per annum, plus, during the Second Interest Period, the amount of Excess Cash Flow, if any, for the Twelve Month Period ending immediately preceding applicable Interest Payment Date, as set forth in a notice the Trustee required pursuant to Section 4.01 of the Indenture, up to but not exceeding an aggregate payment of 18% per annum. Cash interest to be paid out of Excess Cash Flow shall be paid on the second Interest Payment Date immediately succeeding the end of each fiscal quarter of the Company. To the extent the cash portion of the interest during the Second Interest Period is less than 18% per annum, the unpaid balance shall accrue as simple interest and be payable on the Maturity Date. If, during the Second Interest Period, the Company receives any Net Cash Proceeds from any Real Estate Asset Sales and all of the outstanding principal of the Securities has been paid, the Company shall pay on the next Interest Payment Date up to an amount equal to such Net Cash Proceeds all then accrued and unpaid interest on the Securities. The Company will pay the interest monthly on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date on which interest has been paid, or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% per annum; it shall pay interest on overdue installments of interest (which shall not include any interest permitted to be accrued with respect to the Second Interest Period), without regard to any applicable grace periods, from time to time on demand at the rate borne by the Securities plus 2% per annum to the extent lawful.

2. Method of Payment.  The Company shall pay interest on the Securities  (except
   -----------------
defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.  Initially,  the Trustee will act as Paying Agent
   --------------------------
and  Registrar.   The  Company  may  change  any  Paying  Agent,   Registrar  or
co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture and Collateral  Documents.  The Company issued the Securities under
   -----------------------------------
an Indenture, dated as of February 26, 2003, 2003 (the "Indenture"), between the Company and HSBC Bank USA, as trustee (the "Trustee"). This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Notes Due 2005 (the "Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $63,965,000, which may be issued under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured by Collateral pursuant to the Collateral Documents as described therein and in the Indenture. The Collateral Documents govern the rights of Holders of Securities and the holders from time to time of Senior Liens in and to the Collateral.

5. Optional Redemption.
   -------------------
(a) As long as no Default or Event of Default has occurred and is continuing, the Company may redeem all or any of the Securities at any time at redemption prices (expressed in percentages of the principal amount) set forth below in the periods indicated below, together with any accrued and unpaid interest on the Securities to be redeemed:

                  Year                                                                     Percentage
                  ----                                                                     ----------
                  Issue Date through December 15, 2003                                         85.00%
                  December 16, 2003 through January 14, 2004                                   85.83%
                  January 15, 2004 through February 14, 2004                                   86.67%
                  February 15, 2004 through March 14, 2004                                     87.50%
                  March 15, 2004 through April 14, 2004                                        88.33%
                  April 15, 2004 through May 14, 2004                                          89.17%
                  May 15, 2004 through June 14, 2004                                           90.00%
                  June 15, 2004 through July 14, 2004                                          90.83%
                  July 15, 2004 through August 14, 2004                                        91.67%
                  August 15, 2004 through September 14, 2004                                   92.50%
                  September 15, 2004 through October 14, 2004                                  93.33%
                  October 15, 2004 through November 14, 2004                                   94.17%


                  November 15, 2004 through December 14, 2004                                  95.00%
                  December 15, 2004 through January 14, 2005                                   95.83%
                  January 15, 2005 through February 14, 2005                                   96.67%
                  February 15, 2005 through March 14, 2005                                     97.50%
                  March 15, 2005 through April 14, 2005                                        98.33%
                  April 15, 2005 through May 14, 2005                                          99.17%
                  May 15, 2005 through June 14, 2005                                          100.00%
                  June 15, 2005 and thereafter                                                100.00%

     (b)Notice of  Redemption.  Notice of redemption  will be mailed at least 30
        ---------------------
days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

6.  Mandatory  Amortization.  Notwithstanding  anything  contained  herein or in
    -----------------------
the Indenture, Section 3.02 of the Indenture shall not apply to Asset Sales or Net Cash Proceeds therefrom. In the event and on each occasion that any Net Cash Proceeds are received from a Real Estate Asset Sale by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall prepay the principal of the Securities in an amount equal to the aggregate amount of such Net Cash Proceeds at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof. None of such Net Cash Proceeds shall be applied towards accrued and unpaid interest on the Securities until all of the outstanding principal of the Securities has been paid. In connection with any mandatory amortization pursuant to Section 3.02 of the Indenture, the Company shall deliver to the Trustee a notice stating which portion of the funds delivered to the Trustee on the applicable Interest Payment Date constitutes interest payments and which portion will constitute amortization payments to be made with Net Cash Proceeds pursuant to Section 3.02 of the Indenture. On the first Interest Payment Date after the date hereof, the Company shall prepay the principal of the Securities in an amount equal to $4,980,000, which shall be applied at the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof.

7.  Security  Agreement,  Intercreditor  Agreement  and  Mortgage.  Each  of the
    -------------------------------------------------------------
Security Agreement, the Intercreditor Agreement and the Mortgage sets forth the relative rights of the Trustee, as Trustee under the Collateral Documents, and the Holders, on the one hand, and the holders of the Senior Liens, on the other hand, as to the priority of payment from proceeds of Collateral of the obligations secured by the Senior Liens over the Securities and in certain circumstances. The terms of the Securities are subject to the terms of the Security Agreement, the Intercreditor Agreement and the Mortgage and each Holder, by accepting Securities, agrees to all of the terms and provisions of the Security Agreement, the Intercreditor Agreement and the Mortgage, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting this Securities, acknowledges and agrees that its rights to payment of the obligations evidenced by the Securities from proceeds of Collateral are subject to the terms of the Security Agreement, the Intercreditor Agreement and the Mortgage, and authorizes the Trustee to give effect thereto and appoints the Trustee, Collateral Agent and Mortgage Trustee as attorneys in fact for such purpose.

8.  Change of  Control  Offer.  In the event of a Change  of  Control,  upon the
    -------------------------
satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof, plus accrued interest, if any, to the date of purchase. Holders of this Note which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have this Note repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9. Limitation on Disposition of Assets. Under certain  circumstances the Company
   -----------------------------------
is required to apply the net proceeds from Asset Sales to offer to repurchase this Note at a price equal to the then effective optional redemption price thereof, as set forth in Paragraph 5 hereof, plus accrued interest to the date of purchase.

10. Denominations;  Transfer;  Exchange.  The Securities are in registered form,
    -----------------------------------
without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

11. Persons Deemed Owners.  The registered Holder of a Security shall be treated
    ---------------------
as the owner of it for all purposes.

12.  Unclaimed  Money. If money for the payment of principal or interest remains
     ----------------
unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.  Discharge  Prior to  Redemption  or  Maturity.  If the  Company at any time
     ---------------------------------------------
deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities) and all Collateral will be released.

14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture,
    -----------------------------
any Collateral Document or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, any Collateral Document or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Security.

15.  Restrictive  Covenants.  The Indenture  imposes certain  limitations on the
     ----------------------
ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, declare dividends or declare or make other payments, merge or consolidate with any other Person; sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16. Successors.  When a successor assumes, in accordance with the Indenture, all
    ----------
the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17. Defaults and Remedies. If an Event of Default occurs and is continuing,  the
    ---------------------
Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest or a failure to comply with Article Five of the Indenture), if it determines that withholding notice is in their interest.

18. Trustee Dealings with Company. The Trustee under the Indenture, in its
    -----------------------------
individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19. No Recourse Against Others. No stockholder,  director,  officer, employee or
    --------------------------
incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.  This  Security  shall not be valid  until the  Trustee  or
     --------------
authenticating agent manually signs the certificate of authentication on this Security.

21.  Governing Law. The laws of the State of New York shall govern this Security
     -------------
and the Indenture, without regard to principles of conflict of laws.

22. Abbreviations and Defined Terms. Customary  abbreviations may be used in the
    -------------------------------
name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers. Pursuant to a recommendation  promulgated by the Committee on
    -------------
Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed hereon as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24. Indenture.  Each Holder, by accepting a Security,  agrees to be bound by all
    ---------
of the terms and provisions of the Indenture, as the same may be amended from time to time.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to: WICKES INC., 706 North Deerpath Drive, Vernon Hills, Illinois 60061, Attn: Secretary.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the appropriate box:

                           Section 4.14  [       ]
                           Section 4.15  [       ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$--------------------

Dated:  _____________________

               NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or exchanges of a part of another Global Note for an interest in this Global Note, have been made:


                                                   Amount of Increase in    Principal Amount at
                       Amount of Decrease in       Principal Amount at      Maturity                  Signature of
                       Principal Amount at         Maturity                 of this Global Security   Authorized Officer
                       Maturity of this            of  this Global          Following such            of Trustee or
Date of Exchange       Global Security Security    Security                 decrease (or increase)    Security Custodian


                              [FORM OF ASSIGNMENT]



I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER




                     (please print or type name and address)





--------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.

Dated:  _____________________


                    NOTICE: The  signature on this  assignment  must  correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.




                                                                                                            EXHIBIT B
                                                                                                            ---------

                   Appraised Value of Mortgaged Real Property

---------------------------------------------------------------------------------------------------------------------
PROPERTY ADDRESS                                       CITY                   STATE               2002 Value
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

303 S. COLLEGE ST.                                     Greenville             AL                 $    240,000
3160 Lee Street                                        Pelham                 AL                 $  1,700,000
300 HWY 82 WEST                                        Tuscaloosa             AL                 $  1,625,000
220 COLLYER STREET                                     Longmont               CO                 $  1,600,000
333 FIRST AVENUE                                       Mt View                CO                 $  1,600,000
46 Swamp Rd.                                           Newtown                CT                 $  1,180,000
1501 Porter Road                                       Bear                   DE                 $    900,000
1170 W. LEONARD DR.                                    Pensacola              FL                 $    950,000
1825 GORDON HWY                                        Augusta                GA                 $    600,000
Old Route 50 West                                      Breese                 IL                 $    375,000
2803 N. 22nd St.                                       Decatur                IL                 $    575,000
Route 45 South                                         Tolono                 IL                 $    250,000
1625 East 60th Street                                  Anderson               IN                 $    880,000
15124 North Michigan Rd.                               Argos                  IN                 $    520,000
Rt. 2, Box 41-B                                        Bloomfield             IN                 $    425,000
Hwy 46 -7 Mi W. of Bloomington                         Ellettsville           IN                 $    980,000
State Road 37 South                                    Elwood Truss           IN                 $    780,000
12727 Lima Road                                        Huntertown             IN                 $  1,390,000
3515 North Reed Rd.                                    Kokomo                 IN                 $  1,240,000
2701 West 2nd St.                                      Marion                 IN                 $    520,000
14130 E. McKinley - US 20 Hwy.                         Mishawaka              IN                 $    790,000
404 Ramsey Road                                        Vincennes              IN                 $    400,000
16708 US Hwy. 31                                       Westfield              IN                 $  1,100,000
385 North Drive                                        Hopkinsville           KY                 $    800,000
1551 Mercer Road                                       Lexington              KY                 $  1,200,000
351 United Court                                       Lexington              KY                 $  1,075,000
Hwy. 55 South                                          Shelbyville            KY                 $  1,400,000
5219 Urbana Pike                                       Frederick              MD                 $  3,800,000
238 Riverside Street                                   Portland               ME                 $  1,300,000
631 Lott Road                                          Coldwater              MI                 $    660,000
101 South Main St.                                     Davison                MI                 $    360,000
4101 E. Baldwin Road                                   Grand Blanc            MI                 $  1,050,000
3147 Fruitridge Ave. NW                                Grand Rapids           MI                 $    990,000
8400 Shaver Road                                       Kalamazoo              MI                 $  2,130,000
P.O. BOX 9, 781 Hull Road                              Mason                  MI                 $    660,000
2150 N. Telegraph Rd.                                  Monroe                 MI                 $  1,300,000
2147 South 11th Street                                 Niles                  MI                 $  1,280,000
2230 Crooks Road                                       Rochester              MI                 $  1,590,000
P.O. BOX 36, 65650 Van Dyke Rd                         Romeo                  MI                 $  1,960,000
P.O. Box 767                                           Kings Mountain         NC                 $  1,400,000
HWY 70 WEST                                            Morehead City          NC                 $  1,050,000
864 Lafayette Road                                     Hampton                NH                 $  1,250,000


100 Commercial Avenue                                  Ithaca                 NY                 $  1,850,000
West Side of Hwy. 208                                  Walden                 NY                 $  1,250,000
Orchard Lane & Route 35                                Alpha                  OH                 $  1,170,000
41855 N. Ridge Road                                    Elyria                 OH                 $  1,490,000
1249 S. McCord Road                                    Holland                OH                 $  1,320,000
143 Orange St.                                         Mansfield              OH                 $    920,000
2275 Stumbo Road                                       Ontario                OH                 $  1,230,000
5192 Tallmadge Road                                    Rootstown              OH                 $  1,160,000
82 Garden Spot Road                                    Ephrata                PA                 $  2,400,000
145 S. Whitford Road                                   Exton                  PA                 $  1,975,000
451 Amp - Wick Drive                                   Harrisburg             PA                 $  1,440,000
Route 6 & 19 North Edge                                Saegertown             PA                 $    520,000
1875 Hollywood Drive                                   Jackson                TN                 $    720,000



                                                                    EXHIBIT C
                                                                    ---------
                        Form of Intercreditor Agreement

                                                                     EXHIBIT D
                                                                     ---------
                                Form of Mortgage

                                                                     EXHIBIT E
                                                                     ---------
                           Form of Security Agreement




                              CROSS-REFERENCE TABLE

     TIA                                                                                     Indenture
   Section                                                                                   Section
   -------                                                                                   -------
310(a)(1)...........................................................................         7.10
     (a)(2).........................................................................         7.10
     (a)(3).........................................................................         N.A.
     (a)(4).........................................................................         N.A.
     (a)(5).........................................................................         7.08; 7.10
     (b)............................................................................         7.08; 7.10; 11.02
     (c)............................................................................         N.A.
311(a)..............................................................................         7.11
     (b)............................................................................         7.11
     (c)............................................................................         N.A.
312(a)..............................................................................         2.05
     (b)............................................................................         11.03
     (c)............................................................................         11.03
313(a)..............................................................................         7.06
     (b)(1).........................................................................         N.A.
     (b)(2).........................................................................         7.06
     (c)............................................................................         7.06; 11.02
     (d)............................................................................         7.06
314(a)..............................................................................         4.07; 4.09; 11.02
     (b)............................................................................         4.09; 9.02
     (c)(1).........................................................................         11.04; 11.05
     (c)(2).........................................................................         11.04; 11.05
     (c)(3).........................................................................         11.04; 11.05
     (d)............................................................................         9.02; 9.03
     (e)............................................................................         9.02; 11.05
     (f)............................................................................         N.A.
315(a)..............................................................................         7.01(b)
     (b)............................................................................         7.05; 11.02
     (c)............................................................................         7.01(a)
     (d)............................................................................         7.01(c)
     (e)............................................................................         6.11
316(a) (last sentence)..............................................................         2.09
     (a)(1)(A)......................................................................         6.05
     (a)(1)(B)......................................................................         6.04
     (a)(2).........................................................................         N.A.
     (b)............................................................................         6.07
317(a)(1)...........................................................................         6.08
     (a)(2).........................................................................         6.09
     (b)............................................................................         2.04
318(a)..............................................................................         11.01
     (c)............................................................................         11.01
------------------------
N.A.  means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.



                                TABLE OF CONTENTS


                                                                                                          Page




Article One           DEFINITIONS AND INCORPORATION BY REFERENCE.............................................1


         SECTION 1.01.              Definitions..............................................................1

         SECTION 1.02.              Incorporation by Reference of TIA.......................................14

         SECTION 1.03.              Rules of Construction...................................................14

Article Two           THE SECURITIES........................................................................14


         SECTION 2.01.              Form and Dating.........................................................14

         SECTION 2.02.              Execution and Authentication............................................15

         SECTION 2.03.              Registrar and Paying Agent..............................................16

         SECTION 2.04.              Paying Agent To Hold Assets in Trust....................................17

         SECTION 2.05.              Securityholder Lists....................................................17

         SECTION 2.06.              Transfer and Exchange...................................................17

         SECTION 2.07.              Replacement Securities..................................................21

         SECTION 2.08.              Outstanding Securities..................................................21

         SECTION 2.09.              Treasury Securities.....................................................22

         SECTION 2.10.              Temporary Securities....................................................22

         SECTION 2.11.              Cancellation............................................................22

         SECTION 2.12.              Defaulted Interest......................................................23

         SECTION 2.13.              CUSIP Number............................................................23

         SECTION 2.14.              Deposit of Moneys.......................................................23

Article Three         REDEMPTION AND AMORTIZATION...........................................................23


         SECTION 3.01.              Optional Redemption; Notices to Trustee.................................23

         SECTION 3.02.              Mandatory Amortization..................................................24

         SECTION 3.03.              Selection of Securities To Be Redeemed..................................24

         SECTION 3.04.              Notice of Redemption....................................................24

         SECTION 3.05.              Effect of Notice of Redemption..........................................25

         SECTION 3.06.              Deposit of Redemption Price.............................................25

         SECTION 3.07.              Securities Redeemed in Part.............................................26

Article Four          COVENANTS.............................................................................26


         SECTION 4.01.              Payment of Securities...................................................26

         SECTION 4.02.              Maintenance of Office or Agency.........................................26


                               TABLE OF CONTENTS
                                  (continued)


         SECTION 4.03.              Limitation on Restricted Payments.......................................26

         SECTION 4.04.              Corporate Existence.....................................................28

         SECTION 4.05.              Payment of Taxes and Other Claims.......................................28

         SECTION 4.06.              Maintenance of Properties and Insurance.................................29

         SECTION 4.07.              Compliance Certificate; Notice of Default...............................29

         SECTION 4.08.              Compliance with Laws....................................................30

         SECTION 4.09.              SEC Reports; TIA Compliance.............................................30

         SECTION 4.10.              Waiver of Stay, Extension or Usury Laws.................................30

         SECTION 4.11.              Limitation on Transactions with Affiliates..............................31

         SECTION 4.12.              Limitation on Incurrence of Additional Indebtedness.....................31

         SECTION 4.13.              Limitation on Dividend and Other  Payment Restrictions
                                    Affecting Subsidiaries..................................................31

         SECTION 4.14.              Change of Control.......................................................32

         SECTION 4.15.              Limitation on Asset Sales...............................................33

         SECTION 4.16.              Real Estate Asset Sales; Payment of Proceeds............................36

         SECTION 4.17.              Optional Mortgage.......................................................36

Article Five          SUCCESSOR CORPORATION.................................................................36


         SECTION 5.01.              When Company May Merge, Etc.............................................36

         SECTION 5.02.              Successor Corporation Substituted.......................................37

Article Six           DEFAULT AND REMEDIES..................................................................38


         SECTION 6.01.              Events of Default.......................................................38

         SECTION 6.02.              Acceleration............................................................39

         SECTION 6.03.              Other Remedies..........................................................39

         SECTION 6.04.              Waiver of Past Defaults.................................................40

         SECTION 6.05.              Control by Majority.....................................................40

         SECTION 6.06.              Limitation on Suits.....................................................40

         SECTION 6.07.              Rights of Holders To Receive Payment....................................41

         SECTION 6.08.              Collection Suit by Trustee..............................................41

         SECTION 6.09.              Trustee May File Proofs of Claim........................................41

         SECTION 6.10.              Priorities..............................................................42

         SECTION 6.11.              Undertaking for Costs...................................................42

                                TABLE OF CONTENTS
                                   (continued)

Article Seven         TRUSTEE...............................................................................42


         SECTION 7.01.              Duties of Trustee.......................................................42

         SECTION 7.02.              Rights of Trustee.......................................................43

         SECTION 7.03.              Individual Rights of Trustee............................................45

         SECTION 7.04.              Trustee's Disclaimer....................................................45

         SECTION 7.05.              Notice of Default.......................................................45

         SECTION 7.06.              Reports by Trustee to Holders...........................................45

         SECTION 7.07.              Compensation and Indemnity..............................................46

         SECTION 7.08.              Replacement of Trustee..................................................46

         SECTION 7.09.              Successor Trustee by Merger, Etc........................................47

         SECTION 7.10.              Eligibility; Disqualification...........................................48

         SECTION 7.11.              Preferential Collection of Claims Against Company.......................48

Article Eight         DISCHARGE OF INDENTURE; DEFEASANCE....................................................48


         SECTION 8.01.              Termination of Company's Obligations....................................48

         SECTION 8.02.              Release of Collateral...................................................50

         SECTION 8.03.              Acknowledgment of Discharge by Trustee..................................50

         SECTION 8.04.              Application of Trust Money..............................................50

         SECTION 8.05.              Repayment to the Company................................................51

         SECTION 8.06.              Reinstatement...........................................................51

Article Nine          COLLATERAL AND SECURITY...............................................................51


         SECTION 9.01.              Security................................................................51

         SECTION 9.02.              Recording and Opinions..................................................52

         SECTION 9.03.              Release of Collateral...................................................53

         SECTION 9.04.              Protection of the Collateral............................................54

         SECTION 9.05.              Certificates of the Company.............................................55

         SECTION 9.06.              Certificates of the Trustee.............................................55

         SECTION 9.07.              Authorization of Actions to be Taken by the Trustee, as Collateral Agent,
                                    Under the Collateral Documents..........................................55

                               TABLE OF CONTENTS
                                   (continued)

         SECTION 9.08.              Authorization of Receipt of Funds by the Trustee Under the Collateral
                                    Documents...............................................................56

         SECTION 9.09.              Termination of Security Interest........................................56

         SECTION 9.10.              Cooperation of Trustee..................................................57

         SECTION 9.11.              Collateral Agent and Mortgage Trustee; Appointment of Co-Trustee or
                                    Separate Trustee........................................................57

         SECTION 9.12.              Collateral Documents....................................................58

         SECTION 9.13.              Trustee Authorization...................................................59

Article Ten           AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................................59


         SECTION 10.01.             Without Consent of Holders..............................................59

         SECTION 10.02.             With Consent of Holders.................................................60

         SECTION 10.03.             Compliance with TIA.....................................................61

         SECTION 10.04.             Revocation and Effect of Consents.......................................61

         SECTION 10.05.             Notation on or Exchange of Securities...................................61

         SECTION 10.06.             Trustee To Sign Amendments..............................................62

Article Eleven        MISCELLANEOUS.........................................................................62


         SECTION 11.01.             TIA Controls............................................................62

         SECTION 11.02.             Notices.................................................................62

         SECTION 11.03.             Communications by Holders with Other Holders............................63

         SECTION 11.04.             Certificate and Opinion as to Conditions Precedent......................63

         SECTION 11.05.             Statements Required in Certificate or Opinion...........................64

         SECTION 11.06.             Rules by Trustee,  Paying Agent, Registrar..............................64

         SECTION 11.07.             Legal Holidays..........................................................64

         SECTION 11.08.             Governing Law...........................................................64

         SECTION 11.09.             No Adverse Interpretation of Other Agreements...........................65

         SECTION 11.10.             No Recourse Against Others..............................................65

         SECTION 11.11.             Successors..............................................................65

         SECTION 11.12.             Duplicate Originals.....................................................65

         SECTION 11.13.             Severability............................................................65

         Signatures.........................................................................................66


                               TABLE OF CONTENTS
                                   (continued)

         Exhibit A - Form of Security......................................................................A-1

         Exhibit B - Appraised Value of Mortgaged Property.................................................B-1

         Exhibit C - Form of Intercreditor Agreement.......................................................C-1

         Exhibit D - Form of Mortgage......................................................................D-1

         Exhibit E - Form of Security Agreement............................................................E-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.
-----

1 Used on Global Note only.

Exhibit 3




                             SUPPLEMENTAL INDENTURE
                             ----------------------

                          Dated as of February 26, 2003

                                     between

                             WICKES INC., as Issuer,
                             ----------------------

                                       and

                            HSBC BANK USA, as Trustee
                            -------------------------











--------------------------------------------------------------------------------

     Supplemental Indenture to Indenture dated as of October 15, 1993, among Wickes Inc. (formerly known as Wickes Lumber Company) and HSBC Bank USA
            (formerly known as Marine Midland Bank, N.A.), as Trustee

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),  is made as of
                                        ----------------------
February 26, 2003 between Wickes Inc. (formerly known as Wickes Lumber Company), a corporation organized and existing under the laws of the State of Delaware (the "Company"), and HSBC Bank USA (formerly known as Marine Midland Bank), a
       -------
banking corporation and a trust company organized under the laws of the State of New York, as Trustee (the "Trustee").
                           -------

                                    RECITALS

     WHEREAS, the Company executed and delivered an Indenture dated as of October 15, 1993 (the "Existing Indenture") by and among the Company and the
                         -------------------
Trustee providing for the issuance of up to $100,000,000 in aggregate principal amount of the Company's 11 5/8% Senior Subordinated Notes due 2003 (the "Existing Notes"); and
 --------------

     WHEREAS, the Company desires to execute and deliver amendments to eliminate certain restrictive covenants and other related provisions of the Existing Indenture; and

     WHEREAS, Section 9.02 of the Existing Indenture provides that the Company and the Trustee may amend or supplement the Existing Indenture, subject to certain exceptions specified in such Section 9.02, with the written consent of the holders of a majority in aggregate principal amount of the outstanding Existing Notes (the "Requisite Consent");
                     -----------------

     WHEREAS,  the Company has offered to exchange (the "Exchange Offer") all of
                                                         --------------
the outstanding Existing Notes for the Company's Senior Secured Notes due 2005, accruing interest at a rate of 11 5/8% per annum from the issue date through December 15, 2003 and at an interest rate of 18% per annum thereafter through the maturity date thereof (the "New Notes"), and the Company has solicited
                                   ----------
consents from holders of the Existing Notes to certain amendments to the Existing Indenture pursuant to the Exchange Offer; and

     WHEREAS, the Company has obtained the Requisite Consents to amend the Existing Indenture as set forth herein; and

     WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Existing Indenture have been satisfied.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee hereby covenant and agree, for the equal and proportionate benefit of all holders from time to time of the Existing Notes as follows:

                                   ARTICLE 1
                                   ---------

           AMENDMENTS TO CERTAIN PROVISIONS OF THE EXISTING INDENTURE
           ----------------------------------------------------------

     Section 1.01. Amendments. Subject to Section 2.01 hereof, the Existing Indenture is hereby amended in the following respects:

     (a) The Section headings and the text of each of Sections 4.03, 4.04, 4.05, 4.06, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 9.02(a)(6) are hereby deleted in their entirety and replaced with the following:

                      [Intentionally Deleted by Amendment].

     (b) The text of Section 4.09 is hereby deleted in its entirety, and the following is substituted therefor:

          The Company shall file with the Trustee and provide to the Securityholders within 15 days after it files the same with the SEC copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a).

     (c) The text of Section 5.01(a) is hereby deleted in its entirety, and the following is substituted therefor:

          (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a Plan of Liquidation, unless the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving or transferee Person agrees to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     (d) Section 6.01 is hereby  amended by deleting the text of each of clauses
(4) and (5) in its entirety and replacing each clause with the phrase "[Intentionally Deleted by Amendment]."

     (e) The following Definitions in Section 1.01 are hereby deleted in their entirety: "Accounts Receivable Facility", "Accounts Receivable Subsidiary", "Acquired Indebtedness", "Affiliate Transaction", "Asset Acquisition", "Asset Sale", "Change of Control", "Change of Control Date", "Change of Control Offer", "Change of Control Payment Date", "Commodity Agreements", "Consolidated EBITDA",

"Consolidated Fixed Charge Coverage Ratio", "Consolidated Fixed Charges", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Net Worth", "Excluded Stores", "Existing Subordinated Security", "Internal Revenue Code", "Investment", "Net Cash Proceeds", "Net Proceeds Offer", "Permitted Indebtedness", "Permitted Investments", "Preferred Stock", "Proceeds Purchase Date", "Productive Assets", "pro forma", "Qualified Capital Stock", "Refinancing Indebtedness", "Restricted Payment", "Sale and Leaseback Transaction", "Senior Lender's Warrants", "Subordinated Lender's Warrants", "Total Assets", and "Weighted Average Life to Maturity."

     (f) The definition of "Indebtedness" in Section 1.01 is hereby amended by deleting the text of clause (ix) in its entirety and replacing that clause with the phrase "[Intentionally Deleted by Amendment], and".

     (g) The definition of "Senior Debt" in Section 1.01 is hereby amended by deleting the text of clause (vi) in its entirety and replacing that clause with the phrase "[Intentionally Deleted by Amendment] and".

     (h) Section 7.05 is hereby deleted in its entirety, and the following is substituted therefor:

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and, except in the case of failure to comply with Article V hereof, the Trustee may withhold the notice if and so long as its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

     Section 1.02. The form of the Security attached to the Existing Indenture as Exhibit A is hereby amended in the following respects:

     (a) The Paragraph headings and the text of each of Paragraphs 8 and 9 are hereby deleted in their entirety and replaced with the following:

                      [Intentionally Deleted by Amendment].

     (b) The form of the option of holder to elect purchase and the text contained therein is hereby deleted in its entirety and replaced with the following:

                      [Intentionally Deleted by Amendment].

                                   ARTICLE 2
                                   ---------

                                  MISCELLANEOUS
                                  -------------

     Section 2.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Existing Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and every holder of Existing Notes heretofore or hereafter authenticated and delivered under the Existing Indenture shall be bound thereby; provided, however, that Article 1 hereof shall only become operative at the time the Company accepts the Existing Notes in exchange for the New Notes pursuant to the terms of the Exchange Offer. If the Exchange Offer is withdrawn or terminated or if validly tendered (and not withdrawn) Existing Notes are not accepted in exchange for New Notes, in each case in accordance with the terms and provisions of the Exchange Offer, the provisions of this Supplemental Indenture shall be null and void and of no force or effect whatsoever.

     Section 2.02. Existing Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Existing Indenture shall remain in full force and effect.

     Section 2.03. Existing Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and this Supplemental Indenture shall henceforth be read and construed together. Any references in the Existing Indenture to any section deleted by this Supplemental Indenture shall be deemed to be deleted.

     Section 2.04. Confirmation and Preservation of Existing Indenture. The Existing Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     Section 2.05. Trust Indenture Act Controls. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Supplemental Indenture, and shall to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from this Supplemental Indenture.

     Section 2.06. Severability. In case any provision in this Supplemental Indenture, in the Indenture or the Existing Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a holder of Existing Notes shall have no claim therefor against any party hereto.

     Section 2.07. Terms Defined in the Existing Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Existing Indenture.

     Section 2.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 2.09. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, the Existing Indenture or the Existing Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of Existing Notes, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture, the Existing Indenture or the Existing Notes.

     Section  2.10.   Successors.   All   agreements  of  the  Company  in  this
Supplemental Indenture, in the Existing Indenture and in the Existing Notes shall bind its successor. All agreements of the Trustee in this Supplemental Indenture and in the Existing Indenture shall bind its successors.

     Section 2.11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Existing Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Existing Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Existing Indenture as amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Existing Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

     Section 2.12. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     Section 2.13. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                             WICKES INC. (formerly known as
                                             Wickes Lumber Company)


                                                  By:________________________
                                                       Name:
                                                       Title:


                                             HSBC BANK USA (formerly known
                                             as Marine Midland Bank), as Trustee


                                                  By:________________________
                                                       Name:
                                                       Title: